Exhibit T3A.1
                       Industry Canada                               Industrie Canada

Certificate of Arrangement                                                                Certiflcat d’arrangement

Canada Business Corporations Act                                                  Loi canadienne sur les societes par actions

7341296 CANADA INC.	734129-6
7341261 CANADA INC.	734126-1

YPG General Partner Inc. / Commandité YPG Inc.	410430-7

Yellow Media Inc. -	433995-9
Yellow Media inc.
____________________________________ Name of CBCA corporation(s) involved -	______________________________________ Corporation number - Numero de la société
Denomination(s) de la (des) société(s)
L.C.S.A. concernée(s)
I hereby certify that the arrangement set out in the attached articles of arrangement, involving the above-referenced corporation(s), has been effected under section 192 of the Canada Business Corporations Act.

Je certifle que l’arrangement mentionne dans les clauses d’arrangement annexees, concernant la (les) societe(s) susmentionnee(s), a pris effet en vertu de l’article 192 de la Loi canadienne sur les societes par actions.

/s/ Aissa Aomari	November 1, 2010 / le 1 novembre 2010
Aissa Aomari Deputy Director - Directeur adjoint	Date of Arrangement - Date de l’arrangement

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les societes par actions	FORM 14.1 ARTICLES OF ARRANGEMENT (SECTION 192)	FORM ULAIRE 14.1 CLAUSES D’ARRANGEMENT (ARTICLE 192)

l -- Name of the applicant corporation(s) - Dénomination sociale de la(des) requerante(s)
    Yellow Media inc. - Yellow Media inc. / YPG General Partner Inc. - Commandite YPG Inc. 1 7341261 Canada inc. 17341296 Canada Inc.
2 -- Corporation No.(s) - N°(s) de la(des) societe(s) 433995-9 / 410430-7 / 734126-1 / 734129-6
3 -- Name of the corporation(s) the articles of which are amended, if applicable Denomination sociaee de la(des) societefs) dont les statuts sont modifies, le cas echeant N/A	4 -- Corporation No.(s) - N°(s) de la(des) societe(s)
5 -- Name of the corporatlon(s) created by amalgamation, if applicable Denomination sociale de ia(des} societie(s) issue(s) de la(des) fuslon(s), le cas echeant Yellow Media Inc. Yellow Media inc.	6 -- Corporation No.(s) - N°(s) de la(des) societies) 7501951
7 -- Name of the dissolved corporation(s), if applicable Denomination sociale de la(des) société(s) dissoute(s), le cas echSant N/A	8 -- Corporation No.(s) - N°(s) de la(des) societe(s)
9 -- Name of other corporations Involved, if applicable
    Denomination sociale des autres societes en cause, le cas échéant
    Yellow Pages Income Fund / YPG Trust / YPG LP /
    Canadian Phone Directories Holdings Inc.
10 - Corporation No.(s) or Jurisdiction of Incorporation N°(s) de la (des) societe(s)/ou ioi sous le regime de laquelte elie est constitute Ontario / Ontario / Manitoba / 433626-7
11 --In accordance with the order approving the arrangement • Conformement aux termes de l’ordonnance approuvant l’arrangement

a. ☐
The articles of the above named corporation(s) are amended in accordance with the attached plan of arrangement Les statuts de la(des) sociéte(s) susmentionnée(s) sont modifiés en conformité avec le plan d’arrangement cl-joint

The name of ________________________________ is changed to ________________________________

La denomination sociale de __________________________ est modifiée pour __________________________

b. ☒	The following bodies corporate are amalgamated in accordance with the attached plan of arrangement Les personnes morales sulvantes sont fuslonnées conformément au plan d’arrangement cl-joint

c. ☐
The above named corporation(s) is(are) liquidated and dissolved in accordance with the attached plan of arrangement La(les) socl6t6(s) susmentionnée(s) est(sont) Kqutd4e(s) et dissoute(s) conformernent au plan d’arrsngement cl-)olnt

d. ☒
The plan of arrangement attached hereto, involving the above named body(fes), corporate is hereby effected le plan d’arrangement cl-joint portant sur la(les) personne(s) morale{s) susmentionnée(s) prend effet

The following corporations are parties to the amalgamation: Yellow Media Inc. - Yellow Média inc. (433995-9) / YPG General Partner Inc. - Commandite YPG Inc. (410430-7)/ Canadian Phone Directories Holdings inc. (433626-7)/7341267 Canada Inc. (734126-1)/ 7341296 Canada Inc. (734129-6). For charter information, refer to Schedule I attached herewith.

The Plan of Arrangement is effective at 12:01 a.m. (Montreal Time) on November 1, 2010.

Signature /s/ Francois D. Ramsay	Printed Name – Nom en lettres moulees Francois D. Ramsay	12 – Capacity of – En qualite de Senior V-P, General Counsel & Secretary	13 – Tel. No. – No de tel. (514) 934-2888
FOR DEPARTMENTAL USE ONLY – A L’USAGE DU MINSTERE SEULEMENT
Nov 01 2010
IC 3189 (2003/Q6)

INDUSTRY CANADA

SCHEDULE I
INFORMATION REGARDING ARTICLES OF ARRANGEMENT OF
YELLOW MEDIA INC.
YELLOW MEDIA INC. (the “Corporation”)
Canada Business Corporations Act

1 - Name of the Amalgamated Corporation

Yellow Media Inc.
Yellow Media Inc.

2 - The province or territory in Canada where the registered office is to be situated

Quebec

3 - The classes and any maximum number of shares that the corporation is authorized to issue

Refer to Schedules A, A-l, A-2, A-3, A-4, A-5, A-6 and A-7

4 - Restrictions, if any, on share transfers

N/A

5 - Minimum and maximum number of directors

Minimum: 3; Maximum: 12

6 - Restrictions, if any, on business the corporation may carry on

None

7 - Other provisions, if any

The directors may appoint one or more additional directors, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

INDUSTRY CANADA

SCHEDULE A
INFORMATION REGARDING ARTICLES OF ARRANGEMENT OF
YELLOW MEDIA INC.
YELLOW MEDIA INC. (the “Corporation”)
Canada Business Corporations Act

The classes and any maximum number of shares that the Corporation is authorized to issue

The authorized capital of the Corporation consists of:

(a)	an unlimited number of common shares (the “Common Shares”); and

(b)
an unlimited number of Cumulative Redeemable First Preferred Shares issuable in series of which (1) a fixed number of 13,800,000 Series 1 Shares has been authorized; (2) a fixed number of 8,000,000 Series 2 Shares has been authorized; (3) a fixed number of 8,625,000 Series 3 Shares has been authorized; (4) a fixed number of 8,625,000 Series 4 Shares has been authorized; (5) a fixed number of 5,750,000 Series 5 Shares has been authorized; (6) a fixed number of 5,750,000 Series 6 Shares has been authorized; and (7) a fixed number of 1,300,000 Series 7 Shares has been authorized.

The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

1.              Common Shares

The Common Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

1.1
The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series.

1.2
The holders of the Common Shares shall be entitled to receive, subject to the rights privileges, restrictions and conditions attached to any other classes of shares ranking in priority to the Common Shares with respect to dividends, any dividend declared by the Corporation in respect of the Common Shares.

1.3
The holders of the Common Shares shall be entitled to receive, subject to the rights, privileges, restrictions and conditions attached to any other classes of shares ranking in priority to the Common Shares upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets among the shareholders for the purpose of winding up the affairs of the Corporation, the remaining property and assets of the Corporation available for distribution, after payment of liabilities, upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets among the shareholders for the purpose of winding up the affairs of the Corporation.

INDUSTRY CANADA

SCHEDULE A-1
INFORMATION REGARDING ARTICLES OF ARRANGEMENT OF
YELLOW MEDIA INC.
YELLOW MEDIA INC. (the “Corporation”)
Canada Business Corporations Act

RIGHTS, PRIVILEGES, RESTRICTIONS
AND CONDITIONS ATTACHING TO THE
CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES

The Cumulative Redeemable First Preferred Shares (the “First Preferred Shares”) shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

ARTICLE 1
DIRECTORS’ RIGHT TO ISSUE IN ONE OR MORE SERIES

The First Preferred Shares may at any time and from time to time be issued in one or more series. Prior to the issue of First Preferred Shares of any series, the directors of the Corporation shall, subject to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, the articles of Yellow Media Inc. (the “Corporation”) and the provisions of the Canada Business Corporations Act (the “Act”), by resolution amend the articles of the Corporation to fix the number of First Preferred Shares in such series and determine the designation of, and the rights, restrictions, privileges and conditions attached to, the First Preferred Shares of such series including, without limitation:

(a)	the rate, amount or method of calculation of any dividends and whether any dividends are subject to adjustment;

(b)	whether any dividends are cumulative, partly cumulative or non-cumulative;

(c)	the dates, manner and currency of payments of any dividends and the date from which any dividends accrue or become payable;

(d)
if redeemable or purchasable (whether at the option of the Corporation or the holder or otherwise), the redemption or purchase prices and currency or currencies thereof and the terms and conditions of redemption or purchase, with or without any provision for sinking or similar funds;

(e)	the voting rights, if any;

(f)	any conversation, exchange or reclassification rights; and

(g)	any other terms not inconsistent with these provisions;

the whole subject to receipt by the Director appointed under the Act of articles of amendment designating and fixing the number of First Preferred Shares in such series and setting forth the rights, privileges, restrictions and conditions attached thereto and the issue by the Director of a certificate of amendment with respect thereto.

ARTICLE 2
RANKING OF FIRST PREFERRED SHARES OF EACH SERIES

The First Preferred Shares of each series shall with respect to the payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation for the purpose of winding up its affairs, rank (a) on a parity with the First Preferred Shares of every other series and (b) senior to the Common Shares and the shares of any other class ranking junior to the First Preferred Shares. The First Preferred Shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Common Shares and the shares of any other class ranking junior to the First Preferred Shares as may be fixed in accordance with Article 1 above.

ARTICLE 3
VOTING RIGHTS

Except as hereinafter specifically provided, as required by the Act, by law or as may be required by an order of the court of competent jurisdiction or in accordance with any voting rights which may be attached to any series of First Preferred Shares, the holders of First Preferred Shares shall not be entitled as such to receive notice of, or attend, any meeting of shareholders of the Corporation arid shall not be entitled to vote at any meeting; provided however that the holders of First Preferred Shares shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation.

ARTICLE 4
AMENDMENT WITH APPROVAL OF HOLDERS OF FIRST PREFERRED SHARES

The rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class may be added to, removed or changed only with the approval of the holders of First Preferred Shares given in accordance with the requirements of the Act and the minimum requirements provided for in Article 5 hereof.

ARTICLE 5
APPROVAL OF HOLDERS OF FIRST PREFERRED SHARES

The approval of the holders of First Preferred Shares as a class to any matters referred to in these provisions may be given as specified below:

(a)
Approval and Quorum: Any approval required to be given by the holders of First Preferred Shares shall be deemed to have been sufficiently given if it shall have been given by a resolution signed by all the holders of the then outstanding First Preferred Shares or by a resolution passed by the affirmative vote of not less than two-thirds of the votes cast by holders of First Preferred Shares who voted in respect of that resolution at a meeting of the holders of First Preferred Shares called and held for such purpose in accordance with the by-laws of the Corporation at which holders of not less than one-quarter of the then outstanding First Preferred Shares are present in person or represented by proxy; provided that, if at any such meeting a quorum is not present within one-half hour after the time appointed for such meeting, the meeting shall be adjourned to the same day in the next week at the same time and to such place as the chairman of the meeting may determine and, subject to the provisions of the Act, it shall not be necessary to give notice of such adjourned meeting. At such adjourned meeting the holders of First Preferred Shares present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast by the holders of First Preferred Shares at such meeting shall constitute the approval of the holders of First Preferred Shares.

(b)
Votes: On every poll taken at any meeting in respect of which only the holders of First Preferred Shares of more than one series are entitled to vote, each holder of First Preferred Shares shall be entitled to one vote in respect of each First Preferred Share held.

Subject to the foregoing, the formalities to be observed with respect to proxies, the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the Act and the by-laws of the Corporation with respect to meetings of shareholders.

ARTICLE 6
SHARES ISSUED IN SERIES WITH IDENTICAL RIGHTS

Where First Preferred Shares are issued in more than one series with identical rights, privileges, restrictions, conditions and designations attached thereto, all such series of First Preferred Shares shall rank pari passu and participate equally and proportionately without discrimination or preference as if all such series of First Preferred Shares had been issued simultaneously and all such series of First Preferred Shares may be designated as one series.

ARTICLE 7
LIMITATIONS

Subject to the provisions of the Act, the holders of First Preferred Shares or any series thereof shall not, unless the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class or to any particular series thereof provide to the contrary, be entitled to vote separately as a class or series on, or to dissent in respect of, any proposal to amend the articles of the Corporation to:

(a)
increase or decrease any maximum number of authorized First Preferred Shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the First Preferred Shares or any series thereof;

(b)	effect an exchange, reclassification or cancellation of all or part of the First Preferred Shares or any series thereof; or

(c)	create a new class or series of shares equal or superior to the First Preferred Shares or any series thereof.

RIGHTS, PRIVILEGES, RESTRICTIONS
AND CONDITIONS ATTACHING TO THE
CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES 1

The first series of First Preferred Shares shall consist of up to 13,800,000 First Preferred Shares, which shares shall be designated as 4.25% Cumulative Redeemable First Preferred Shares, Series 1 (the “Series 1 Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

ARTICLE 1
DIVIDENDS

1.1           Dividend Payment Dates and Dividend Periods

The dividend payment dates (the “Dividend Payment Dates”) in respect of the dividends payable on the Series 1 Shares shall be the third last business day of each of the months of March, June, September and December in each year. A “Dividend Period” means the period from and including the date of initial issue of the Series 1 Shares to but excluding June 27, 2007 being the first Dividend Payment Date, and, thereafter, the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.

1.2           Payment of Dividends

The holders of Series 1 Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the board of directors of the Corporation (the “Board of Directors”), out of moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends (the “Quarterly Dividends”) payable with respect to each Dividend Period, on the Dividend Payment Date immediately following the end of such Dividend Period. For all subsequent Dividend Periods, dividends, subject to Section 1.3, shall be in an amount per Series 1 Share equal to $0.26563. Dividends on the Series 1 Shares shall accrue daily from and including the date of issue of such shares.

1.3           Dividend for Other than a Full Dividend Period

The holders of Series 1 Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors out of moneys of the Corporation properly applicable to the payment of dividends, cumulative, preferential cash dividends for any period which is less (or, in respect of the dividend referred to in paragraph (a) below, more) than a full Dividend Period as follows:

(a)
an initial dividend in respect of the period from and including the date of the issue of the Series 1 Shares to but excluding June 27, 2007 in an amount per Series 1 Share equal to the sum (rounded to five decimal places) of (i) $0.26563, and (ii) $0.26563 multiplied by a fraction, the numerator of which is the number of calendar days from and including the date of the initial issue of the Series 1 Shares to but excluding March 28, 2007 and the denominator of which is 91 (which, if the Series 1 Shares are issued on March 6, 2007, shall be $0.32894 per Series 1 Share); and

(b)	a dividend in an amount per share with respect to any Series 1 Share:

(i)	which is issued, redeemed or exchanged during any Dividend Period,

(ii)	where the assets of the Corporation are distributed to the holders of the Series 1 Shares pursuant to Section 10.1 with an effective date during any Dividend Period, or

(iii)	in any other circumstance where the number of days in a Dividend Period that such share has been outstanding is less than a full Dividend Period,

equal to the amount obtained (rounded to five decimal places) when $0.26563 is multiplied by a fraction, the numerator of which is the number of calendar days in such Dividend Period that such share has been outstanding (excluding the date of issue, redemption, exchange, the effective date for the distribution of assets or the last day of the applicable shorter period, as applicable) and the denominator of which is the number of calendar days in such Dividend Period.

1.4           Payment Procedure

The Corporation shall pay the dividends on the Series 1 Shares on the relevant Dividend Payment Date (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by cheque(s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series 1 Shares (in the manner provided for in Section 7.1) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

1.5           Cumulative Payment of Dividends

If on any Dividend Payment Date, the Quarterly Dividends accrued to such date are not paid in full on all of the Series 1 Shares then outstanding, such Quarterly Dividends, or the unpaid part thereof, shall be paid (less any tax required to be deducted or withheld by the Corporation) on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Quarterly Dividends. The holder of Series 1 Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

ARTICLE 2
REDEMPTION, EXCHANGE AND PURCHASE

2.1           General

Subject to Article 4, and to the extent permitted by applicable law, the Series 1 Shares may be redeemed, exchanged or purchased by the Corporation as provided in this Article 2 but not otherwise.

2.2           Corporation’s Redemption Rights

The Series 1 Shares shall be redeemable at the option of the Corporation at any time and from time to time on or after March 31,2012. In addition, the Series 1 Shares shall be redeemable at the option of the Corporation, in whole after March 31, 2007, provided that any redemption prior to March 31, 2012 shall be limited to circumstances in which the Series 1 Shares are entitled to vote separately as a class or series by law or by an order of the court of competent jurisdiction. The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Series 1 Shares, by the payment of an amount in cash for each Series 1 Share so redeemed of:

(a)	$26.25 per share if redeemed on or after March 31, 2007 and prior to March 31, 2008,

(b)	$26.00 per share if redeemed on or after March 31, 2008 and prior to March 31, 2009,

(c)	$25.75 per share if redeemed on of after March 31, 2009 and prior to March 31, 2010,

(d)	$25.50 per share if redeemed on or after March 31, 2010 and prior to March 31, 2011,

(e)	$25.25 per share if redeemed on or after March 31, 2011 and prior to March 31, 2012, and

(f)	$25.00 per share if redeemed on or after March 31, 2012.

plus, in each case, an amount equal to all accrued and unpaid dividends thereon to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”). Where applicable, if less than all of the then outstanding Series 1 Shares are at any time to be redeemed, the particular shares to be redeemed shall be selected on a pro rata basis (disregarding fractions).

2.3           Corporation’s Exchange Rights

The Series 1 Shares shall be exchangeable into units of Yellow Pages Income Fund (the “Fund”) or new tradable securities (“Units or New Tradable Securities”) of a publicly-listed entity successor to the Fund pursuant to a corporate reorganization at the option of the Corporation at any time and from time to time on or after March 31, 2012 and prior to December 31,2012. In addition, the Series 1 Shares shall be exchangeable at the option of the Corporation, in whole or in part, into Units or New Tradable Securities on or after March 31, 2007, provided that any exchange prior to March 31, 2012 shall be limited to circumstances in which the Series 1 Shares are entitled to vote separately as a class or series by law or court order.

Subject to applicable law and to regulatory approval, including the approval, if required, of the Toronto Stock Exchange (the “TSX”) or such other exchange upon which the Units or New Tradable Securities are listed, the Corporation may, by giving notice as hereinafter provided, at any time exchange the whole or, from time to time, any part of the then outstanding Series 1 Shares into fully paid, non-assessable and freely tradable Units or New Tradable Securities on the basis that the Series 1 Shares of each holder called for exchanged by the Corporation will be exchanged into (subject to the exception as to fractions contained in Section 2.12) that number (the holder’s “Units or New Tradable Securities Exchange Number”) of Units or New Tradable Securities as is equal to the product of:

(a) the number obtained when

(i)
the Redemption Price that would be applicable on the Corporation Exchange Date (as defined in Section 2.4(a) below), which for greater certainty shall include an amount equal to all accrued and unpaid dividends per Series 1 Share up to but excluding the date fixed for exchange (less any tax required to be deducted and withheld by the Corporation)

is divided by

(ii)	the Weighted Price.

with the result of that calculation being rounded upward to the nearest 1/100 of a Unit or New Tradable Security; and

(b) the number or Series 1 Shares of such holder being exchanged.

If less than all of the then outstanding Series 1 Shares are at any time to be exchanged at the option of the Corporation, the particular shares to be exchanged shall be selected on a pro rata basis (disregarding fractions).

2.4           Notice of Redemption or Exchange

Notice of redemption or exchange of Series 1 Shares pursuant to Section 2.2 or Section 2.3 shall be given to each holder of Series 1 Shares to be redeemed or exchanged, as applicable, by the Corporation not less than 30 and not more than 60 calendar days prior to the date fixed for redemption or exchange, as applicable. Notwithstanding the foregoing, notice of any redemption or exchange of Series 1 Shares pursuant to Section 2.2 or Section 2.3 to occur prior to March 31, 2012 shall only be given to each holder of Series 1 Shares to be redeemed or exchanged, as applicable by the Corporation (i) at any time and from time to time prior to a meeting of shareholders of the Corporation at which holders of Series 1 Shares are entitled to vote separately as a class or series and for which a record date has been established or (ii) not later than the tenth day following the holding of such meeting, and not otherwise. Any notice of redemption or exchange of Series 1 Shares by the Corporation shall be validly and effectively given on the date on which it is sent to each holder of Series 1 Shares to be redeemed or exchanged, as applicable, in the manner, provided for in Section 7.1. Such notice, in each case, shall set out:

(a)	the date (the “Redemption Date” or the “Corporation Exchange Date”, as the case may be) on which the redemption or exchange is to take place;

(b)	unless all the Series 1 Shares held by the holder to whom it is addressed are to be redeemed or exchanged, the number of Series 1 Shares so held which are to be redeemed or exchanged,

(c)	whether the Corporation shall redeem or exchange such Series 1 Shares;

(d)	the Redemption Price or the method of determining the Units or New Tradable Securities Exchange Number, as the case may be; and

(e)
where the Series 1 Shares are to be exchanged into Units or New Tradable Securities, the advice that such Units or New Tradable Securities will be registered in the name of the registered holder of the Series 1 Shares to be exchanged unless the transfer agent for the Series 1 Shares (the “Transfer Agent”) receives from such holder, on or before the tenth calendar day prior to the Corporation Exchange Date (the “Transferee Notice Date”), at the principal transfer office of the Transfer Agent in the city of Montreal, written notice in a form and executed in a manner satisfactory to the Transfer Agent directing the Corporation to register such Units or New Tradable Securities in some other name or names (the “Transferee”) and stating the name or names (with addresses) accompanied by payment to the Transfer Agent of any transfer tax that may be payable by reason thereof and a written declaration of such matters as may be required by law in order to determine the entitlement of such Transferee to hold such Units or New Tradable Securities.

2.5           Payment of Redemption Price

The Corporation shall on the Redemption Date pay or cause to be paid to the holders of the Series 1 Shares so called for redemption the Redemption Price therefor on presentation and delivery at the principal transfer office of the Transfer Agent in the city of Montreal or such other place or places in Canada designated in the notice of redemption, of the certificate or certificates representing the Series 1 Shares so called for redemption. Such payment shall he made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Redemption Price and such electronic transfer of funds or the delivery or mailing of such cheque (in the manner provided for in Section 7.1) shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the holders of Series 1 Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. From and after the Redemption Date, the holders of Series 1 Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series 1 Shares in respect of such shares except the right to receive therefor the Redemption Price, provided that if payment of such Redemption Price is not duly made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired. If less than all the Series 1 Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without cost to the holder. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

2.6           Deposit of Redemption Price

The Corporation shall have the right, at any time after mailing a notice of redemption, to deposit the aggregate Redemption Price of the Series 1 Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank or trust company named in the notice of redemption its trust for the holders of such shares, and upon such deposit being made or upon the Redemption Date, whichever is the later, the Series 1 Shares in respect of which such deposit shall have been made shall be deemed to be redeemed on the Redemption Date and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part (after taking into account any amounts deducted or withheld on account of tax in respect of such holder) of the Redemption Price so deposited upon presentation and surrender of the certificate or certificates representing the Series 1 Shares so redeemed. Any interest on any such deposit shall belong to the Corporation. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

2.7           Redemption at the Option of the Holder

(a)
A holder of Series 1 Shares, upon giving notice as hereinafter provided, may, subject to applicable law and Section 4.1, require the Corporation to redeem all or any such shares on or after December 31, 2012 for an amount in cash for each Series 1 Share to be redeemed of $25.00, together with an amount equal to all accrued and unpaid dividends thereon to but excluding the date specified for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Retraction Price”).

(b)
Notice of such redemption shall be given by the holder to the Transfer Agent at its principal office in the city of Montreal not less than 30 days prior to the date specified by the holder for redemption (the “Retraction Date”). Such notice shall set out:

(i)	the Retraction Date, and

(ii)	the number of Series 1 Shares which are to be redeemed,

and such notice shall be accompanied by presentation and surrender of the certificate or certificates representing the Series 1 Shares to be redeemed.

(c)
On and after the Retraction Date, the Corporation shall pay or cause to be paid to the holder of the Series 1 Shares so tendered for redemption the Retraction Price therefor. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Retraction Price and payable at par in lawful money of Canada at any branch of such bank or trust company in Canada and such electronic transfer of funds or the delivery or mailing of such cheque (in the manner provided for in Section 7.1) shall be a full and complete discharge of the Corporation’s obligation to pay the Retraction Price to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) owed to the holder of Series 1 Shares so tendered for redemption unless the cheque is not honoured when presented for payment. From and after the Retraction Date, the holder of Series 1 Shares tendered for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series 1 Shares in respect of such shares except the right to receive therefor the Retraction Price, provided that if payment of such Retraction Price is not duly made in accordance with the provisions hereof, then the rights of such holder, including the rights to receive dividends on the Series 1 Shares, shall remain unimpaired. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Retraction Date may be reclaimed and used by the Corporation for its own purposes.

(d)
if the Corporation is unable, under applicable law, to redeem any or all of the Series 1 Shares requested to be redeemed on the Retraction Date, the particular shares to be redeemed, if any, shall be selected on a pro rata basis (disregarding fractions).

(e)	If less than all the Series 1 Shares represented by any certificate shall be redeemed pursuant to this Section, a new certificate for the balance shall be issued without cost to the holder.

2.8           Delivery of Share Certificates on Exchange

Subject to Section 2.10, in the case of a exchange of Series 1 Shares into Units or New Tradable Securities, on and after the Corporation Exchange Date the Corporation shall deliver to each holder of Series 1 Shares so called for exchange a certificate representing the whole number of the holder’s Units or New Tradable Securities Exchange Number of Units or New Tradable Securities on presentation and delivery by the holder at the principal transfer office of the Transfer Agent in the city of Montreal, or such other place or places in Canada designated in the notice of exchange, of the certificate or certificates representing the Series 1 Shares so called for exchange and any payment with respect to a fraction of a Units or New Tradable Securities as contemplated by Section 2.12. Subject to Section 2.10, the Corporation shall deliver or cause to be delivered certificates representing such Units or New Tradable Securities registered in the name of the holders of Series 1 Shares to be exchanged, or as such holders shall have directed as contemplated by Section 2.4(e). Series 1 Shares so exchanged shall be exchanged effective on the Corporation Exchange Date. From and after the Corporation Exchange Date, the holders of Series 1 Shares so exchanged shall cease to he entitled to dividends on such Series 1 Shares or to exercise any of the rights of holders of Series 1 Shares in respect of such shares except the right to receive therefor a certificate representing the whole number of the holder’s Units or New Tradable Securities Exchange Number of Units or New Tradable Securities and any payment with respect to a fraction of a Units or New Tradable Securities as contemplated by Section 2.12, and the holder thereof shall become a holder of Units or New Tradable Securities of record, effective on the Corporation Exchange Date, provided however that if the Fund does not deliver certificates representing Units or New Tradable Securities in accordance herewith, the rights of the holder of Series 1 Shares, including the rights to receive dividends on the Series 1 Shares, shall remain unimpaired. If less than all the Series 1 Shares represented by any certificate shall be exchanged, a new certificate for the balance shall be issued without cost to the holder.

2.9           Declaration of Dividends in Respect of Shares to be Redeemed or Exchanged

In the event that a dividend is declared by the Board of Directors in respect of any Dividend Period during which the Series 1 Shares are redeemed or exchanged into Units or New Tradable Securities at the option of the Corporation, notwithstanding the provisions of Section 1.4, no cheque shall be issued in payment of such dividend; rather, the amount of such dividend declared shall be considered to be an accrued and unpaid dividend for purposes of Section 2.2, Section 2.3(a)(i) or Section 2.7(a), as applicable.

2.10           Non-Residents

Upon exercise by the Corporation of its right to exchange Series 1 Shares into Units or New Tradable Securities, the Corporation is not required to (but may at its option) issue Units or New Tradable Securities to any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada, to the extent that such issue would require compliance by the Corporation with the securities or other laws of such jurisdiction. In the event that the Corporation elects to not issue Units or New Tradable Securities to any holder of Series 1 Shares pursuant to the preceding sentence, the Corporation may elect to pay to such holder, in lieu of the Units or New Tradable Securities to which the holder would otherwise be entitled to receive under Section 2.8 upon exchange of such holder’s Series 1 Shares, an amount in cash equal to the product of (a) the Market Price and (b) the Units or New Tradable Securities Exchange Number of the Units or New Tradable Securities to which the holder would otherwise be entitled to receive under Section 2.8 upon exchange of such holder’s Series 1 Shares (less any tax required to be deducted or withheld by the Corporation). To the extent that the Corporation makes any such payment in respect of the holder’s Series 1 Shares, such Series 1 Shares shall be considered to have been redeemed, rather than exchanged, for purposes hereof and such payment shall be a full and complete discharge of the Corporation’s obligation to pay all amounts owing to such holder on such redemption.

2.11           Purchase for Cancellation

Subject to applicable laws and to the provisions described in Article 4, the Corporation may at any time purchase (if obtainable) for cancellation the whole or any part of the Series 1 Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, by private agreement, pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of Series 1 Shares or otherwise, at the lowest price or prices at which in the opinion of the Board of Directors, such shares are obtainable.

2.12           Avoidance of Fractional Shares

In any case where a fraction of a Units or New Tradable Securities would otherwise be issuable on exchange of one or more Series 1 Shares, the Corporation shall adjust such fractional interest by payment by cheque in an amount equal to the then market price of such fractional interest computed on the basis of the Weighted Price determined in respect of the relevant Corporation Exchange Date.

ARTICLE 3
VOTING RIGHTS

3.1           Voting Rights

Except as otherwise required by law or in the conditions attaching to the First Preferred Shares as a class, the holders of Series 1 Shares shall not be entitled to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation, for greater certainty, including at any meeting relating to a proposal to effect an exchange of the Series 1 Shares by way of amalgamation or plan of arrangement involving the Corporation provided that the rights, privileges, restrictions and conditions of the Series 1 Shares are not removed or changed and provided that no class of shares of the Corporation superior to the Series 1 Shares is created, unless and until the Corporation shall have failed to pay eight Quarterly Dividends in accordance with the terms thereof, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, the holders of the Series 1 Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than a separate meeting of the holders of another series or class of shares), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all voting shares of the Corporation on the basis of one vote in respect of each Series 1 Share held by each such holder, until all such arrears of such dividends shall have been paid, whereupon such rights shall cease unless and until the same default shall again arise under the provisions of this Article 3.

ARTICLE 4
RESTRICTIONS ON DIVIDENDS, RETIREMENT AND ISSUANCE OF SHARES

4.1           Restrictions on Dividends, Retirement and Issuance of Shares

So long as any of the Series 1 Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the outstanding Series 1 Shares, unless, in each case, all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on the Series 1 Shares have been declared and paid or monies set apart for payment:

(a)
declare, pay or set apart for payment any dividends on any shares of the Corporation ranking as to dividends on parity with or junior to the Series 1 Shares (other than stock dividends payable in shares of the Corporation ranking as to dividends and capital junior to the Series 1 Shares);

(b)
except in connection with the exercise of a retraction privilege attaching thereto, or except out of the net cash proceeds of a substantially concurrent issue of shares ranking as to capital junior to the Series 1 Shares, redeem, call for redemption, purchase for cancellation or otherwise retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to or on a parity with the Series 1 Shares;

(c)
except in connection with the exercise of a retraction privilege attaching thereto, redeem, call for redemption, purchase for cancellation or otherwise retire or make any return of capital in respect of less than all of the Series 1 Shares then outstanding;

(d)	issue any additional shares ranking as to dividends or capital prior to the Series 1 Shares; or

(e)
except (i) pursuant to the exercise of stock options or otherwise under the Corporation’s security-based compensation arrangements in effect at any time and from time to time, or (ii) where the net cash proceeds of an issue of shares ranking as to dividends or capital junior to the Series 1 Shares are used to pay all accrued and unpaid dividends up to and including the most recent applicable Dividend Payment Date for the last completed Dividend Period for which dividends shall be payable, if any, issue any additional shares ranking as to dividends or capital junior to the Series 1 Shares;

unless at the date of such declaration, payment, setting apart for payment, redemption, call for redemption, purchase for cancellation or reduction, retirement or return of capital, or issuance, as the case may be, all dividends then accrued and unpaid up to and including the most recent applicable Dividend Payment Date for the last completed Dividend Period for which dividends shall he payable shall have been declared and paid or set apart for payment.

ARTICLE 5
ISSUE PRICE

5.1           Issue Price

The consideration for which each Series 1 Share shall be issued is $25.00 and, upon payment of such consideration, each such share shall be issued as fully paid and non-assessable.

ARTICLE 6
ELECTION UNDER THE INCOME TAX ACT

6.1           Election Under the Income Tax Act (Canada)

The Corporation shall elect under Section 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay or cause payment of tax under Section 191.1 of such Act, or any successor or replacement provision of similar effect at a rate such that no corporate holder of the Series 1 Shares will be required to pay tax on dividends received on the Series 1 Shares under Section 187.2 of Part IV.l of such Act or any successor or replacement provision of similar effect. Such election shall he made in the manner prescribed by such Act and shall be filed within the time provided under Section 191.2(l)(a) of such Act. For the purposes of Section 191(4) of such Act, $25.00 is hereby specified in respect of each Series 1 Share.

ARTICLE 7
NOTICE AND INTERPRETATION

7.1           Notices

Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series 1 Shares at their respective addresses appearing on the books of the Corporation, or, in the case of joint holders, to the address of the holder whose name appears first on the books of the Corporation as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series 1 Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series 1 Shares pursuant to this Section is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption or exchange of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(b)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

7.2           Interpretation

In the event that any day on which any dividend on the Series 1 Shares is payable or on or by which any other action is requited to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day. A “business day” means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office.

All references herein to a holder of Series 1 Shares shall be interpreted as referring to a registered holder of the Series 1 Shares.

For the purposes hereof:

(a)
“accrued and unpaid dividends” means the aggregate of: (i) all unpaid dividends on the Series 1 Shares for any Dividend Period; and (ii) the amount calculated as though dividends on each Series 1 Share had been accruing on a day-to-day basis from and including the date on which the last dividend in respect of the most recently completed Dividend Period was payable up to and including the date to which the computation of accrued dividends is to be made;

(b)
“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;”

(c)
“Market Price” means the weighted average trading price of the Units or New Tradable Securities traded (i) on the TSX for the 20 consecutive trading days ending on the fourth day prior to the date specified for exchange, or, if such fourth day is not a trading day, the immediately preceding trading day; or (ii) if the Units or New Tradable Securities do not trade on the TSX on the date specified for exchange, on the exchange or trading system with the greatest volume of Units or New Tradable Securities traded during such 20 trading day period;

(d)
“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(e)	“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation;

(f)
“Units or New Tradable Securities” means units of Yellow Pages Income Fund (the “Fund”) or new tradable securities of a publicly-listed entity successor to the Fund pursuant to a corporate reorganization or a consolidation or merger of the Fund with or into any other corporation, without limiting the generality of the foregoing, a publicly listed entity will be treated as a successor to the Fund if unitholders of the Fund receive directly or indirectly securities of such entity that are publicly listed in exchange or substitution for units that they hold in the Fund; and

(g)	“Weighted Price”, means the greater of (A) $2.00 and (B) 95% of the Market Price.

ARTICLE 8
MODIFICATION

8.1           Modification

The provisions attaching to the Series 1 Shares as a series may be deleted, varied, modified, amended or amplified from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Article 9 and with any required approvals of any stock exchanges on which the Series 1 Shares may be listed.

ARTICLE 9
APPROVAL OF HOLDERS OF SERIES 1 SHARES

9.1           Approval of Holders of Series 1 Shares

Except as otherwise provided herein, any approval of the holders of the Series 1 Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holders of at least 25% of the outstanding Series 1 Shares are present in person or represented by proxy. If at any such meeting the holder(s) of a majority of the outstanding Series 1 Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the holders(s) of Series 1 Shares present in person or represented by proxy shall form the necessary quorum and may transact the business, for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series 1 Shares.

9.2           Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series 1 Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of are Series 1 Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series 1 Share held.

ARTICLE 10
RIGHTS ON LIQUIDATION

10.1           Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series 1 Shares, the holders of the Series 1 Shares shall be entitled to receive an amount equal to $25.00 per Series 1 Share, together with an amount equal to all accrued and unpaid dividends to but excluding the date fixed for payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the holders of any shares of the Corporation ranking junior as to capital to the Series 1 Shares. Upon payment to the holders of the Series 1 Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 11
WITHHOLDING AND TRANSFER TAXES

11.1           Withholding Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-l, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted and withheld on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series 1 Shares, including on the redemption, cancellation or exchange of the Series 1 Shares. To the extent that any amounts are withheld, such withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of which such withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of any shares otherwise deliverable to a holder of Series 1 Shares on the exchange of such Series 1 Shares in order to meet this withholding requirement.

11.2           Transfer Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-l, the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom Units or New Tradable Securities are issued in connection with the exchange of Series 1 Shares into Units or New Tradable Securities, in respect of the issuance of such Units or New Tradable Securities or the certificate therefore, or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the holder of the Series 1 Shares or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

INDUSTRY CANADA

SCHEDULE A-2
INFORMATION REGARDING ARTICLES OF ARRANGEMENT OF
YELLOW MEDIA INC.
YELLOW MEDIA INC. (the “Corporation”)
Canada Business Corporations Act

RIGHTS, PRIVILEGES, RESTRICTIONS
AND CONDITIONS ATTACHING TO THE
CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES 2

The second series of First Preferred Shares shall consist of up to 8,000,000 First Preferred Shares, which shares shall be designated as 5% Cumulative Redeemable First Preferred Shares, Series 2 (the “Series 2 Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

ARTICLE 1
DIVIDENDS

1.1           Dividend Payment Dates and Dividend Periods

The dividend payment dates (the “Dividend Payment Dates”) in respect of the dividends payable on the Series 2 Shares shall be the third last business day of each of the months of March, June, September and December in each year. A “Dividend Period” means the period from and including the date of initial issue of the Series 2 Shares to but excluding September 26, 2007 being the first Dividend Payment Date, and, thereafter, the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.

1.2           Payment of Dividends

The holders of Series 2 Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the board of directors of the Corporation (the “Board of Directors”), out of moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends (the “Quarterly Dividends”) payable with respect to each Dividend Period, on the Dividend Payment Date immediately following the end of such Dividend Period. For all subsequent Dividend Periods, dividends, subject to Section 1.3, shall be in an amount per Series 2 Share equal to $0.31250. Dividends on the Series 2 Shares shall accrue daily from and including the date of issue of such shares.

1.3           Dividend for Other than a Full Dividend Period

The holders of Series 2 Shares shall be entitled to receive, and the Corporation shall pay- thereon, if, as and when declared by the Board of Directors out of moneys of the Corporation properly applicable to the payment of dividends, cumulative, preferential cash dividends for any period which is less (or, in respect of the dividend referred to in paragraph (a) below, more) than a full Dividend Period as follows:

(a)
an initial dividend in respect of the period from and including the date of the issue of the Series 2 Shares to but excluding September 26, 2007 in an amount per Series 2 Share equal to the sum (rounded to five decimal places) of (i) $0.31250, and (ii) $0.31250 multiplied by a fraction, the numerator of which is the number of calendar days from and including the date of the initial issue of the Series 2 Shares to but excluding September 26, 2007 and the denominator of which is 91 (which, if the Series 2 Shares are issued on June 8, 2007, shall be $0.37671 per Series 2 Share); and

(b)	a dividend in an amount per share with respect to any Series 2 Share:

(i)	which is issued, redeemed or exchanged during any Dividend Period,

(ii)	where the assets of the Corporation are distributed to the holders of the Series 2 Shares pursuant to Section 10.1 with an effective date during any Dividend Period, or

(iii)	in any other circumstance where the number of days in a Dividend Period that such share has been outstanding is less than a full Dividend Period,

equal to the amount obtained (rounded to five decimal places) when $0. 31250 is multiplied by a fraction, the numerator of which is the number of calendar days in such Dividend Period that such share has been outstanding (excluding the date of issue, redemption, exchange, the effective date for the distribution of assets or the last day of the applicable shorter period, as applicable) and the denominator of which is the number of calendar days in such Dividend Period.

1.4           Payment Procedure

The Corporation shall pay the dividends on the Series 2 Shares on the relevant Dividend Payment Date (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by cheque (s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series 2 Shares (in the manner provided for in Section 7.1) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

2

1.5           Cumulative Payment of Dividends

If on any Dividend Payment Date, the Quarterly Dividends accrued to such date are not paid in full on all of the Series 2 Shares then outstanding, such Quarterly Dividends, or the unpaid part thereof, shall be paid (less any tax required to be deducted or withheld by the Corporation) on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Quarterly ‘ Dividends. The holder of Series 2 Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

ARTICLE 2
REDEMPTION, EXCHANGE AND PURCHASE

2.1           General

Subject to Article 4, and to the extent permitted by applicable law, the Series 2 Shares may be redeemed, exchanged or purchased by the Corporation as provided in this Article 2 but not otherwise.

2.2           Corporation’s Redemption Rights

The Series 2 Shares shall be redeemable at the option of the Corporation at any time and from time to time on or after June 30, 2012. In addition, the Series 2 Shares shall be redeemable at the option of the Corporation, in whole after June 30, 2007, provided that any redemption prior to June 30, 2012 shall be limited to circumstances in which the Series 2 Shares are entitled to vote separately as a class or series by law or by an order of the court of competent jurisdiction. The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Series 2 Shares, by the payment of an amount in cash for each Series 2 Share so redeemed of:

(a)	$27.25 per share if redeemed on or after June 30, 2007 and prior to June 30, 2008,

(b)	$27.00 per share if redeemed on or after June 30, 2008 and prior to June 30, 2009,

(c)	$26.75 per share if redeemed on of after June 30, 2009 and prior to June 30, 2010,

3

(d)	$26.50 per share if redeemed on or after June 30, 2010 and prior to June 30, 2011,

(e)	$26.25 per share if redeemed on or after June 30, 2011 and prior to June 30, 2012,

(f)	$26.00 per share if redeemed on or after June 30, 2012 and prior to June 30, 2013,

(g)	$25.75 per share if redeemed on or after June 30, 2013 and prior to June 30, 2014,

(h)	$25.50 per share if redeemed on or after June 30, 2014 and prior to June 30, 2015,

(i)	$25.25 per share if redeemed on or after June 30, 2015 and prior to June 30, 2016, and

(j)	$25.00 per share if redeemed on or after June 30, 2016

plus, in each case, an amount equal to all accrued and unpaid dividends thereon to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”). Where applicable, if less than all of the then outstanding Series 2 Shares are at any time to be redeemed, the particular shares to be redeemed shall be selected on a pro rata basis (disregarding fractions).

2.3           Corporation’s Exchange Rights

The Series 2 Shares shall be exchangeable into units of Yellow Pages Income Fund (the “Fund”) or new tradable securities (“Units or New Tradable Securities”) of a publicly-listed entity successor to the Fund pursuant to a corporate reorganization at the option of the Corporation at any time and from time to time on or after June 30, 2012 and prior to June 30,2017. In addition, the Series 2 Shares shall be exchangeable at the option of the Corporation, in whole or in part, into Units or New Tradable Securities on or after June 30,2007, provided that any exchange prior to June 30, 2012 shall be limited to circumstances in which the Series 2 Shares are entitled to vote separately as a class or series by law or court order.

Subject to applicable law and to regulatory approval, including the approval, if required, of the Toronto Stock Exchange (the “TSX”) or such other exchange upon which the Units or New Tradable Securities are listed, the Corporation may, by giving notice as hereinafter provided, at any time exchange the whole or, from time to time, any part of the then outstanding Series 2 Shares into fully paid, non-assessable and freely tradable Units or New Tradable Securities on the basis that the Series 2 Shares of each holder called for exchanged by the Corporation will be exchanged into (subject to the exception as to fractions contained in Section 2.12) that number (the holder’s “Units or New Tradable Securities Exchange Number”) of Units or New Tradable Securities as is equal to the product of:

4

(a)	the number obtained when

(i)
the Redemption Price that would be applicable on the Corporation Exchange Date (as defined in Section 2.4(a) below), which for greater certainty shall include an amount equal to all accrued and unpaid dividends per Series 2 Share up to but excluding the date fixed for exchange (less any tax required to be deducted and withheld by the Corporation)

is divided by

(ii)	the Weighted Price.

with the result of that calculation being rounded upward to the nearest 1 /100 of a Unit or New Tradable Security; and

(b)	the number or Series 2 Shares of such holder being exchanged.

If less than all of the then outstanding Series 2 Shares are at any time to be exchanged at the option of the Corporation, the particular shares to be exchanged shall be selected on a pro rata basis (disregarding fractions).

2.4           Notice of Redemption or Exchange

Notice of redemption or exchange of Series 2 Shares pursuant to Section 2.2 or Section 2.3 shall be given to each holder of Series 2 Shares to be redeemed or exchanged, as applicable, by the Corporation not less than 30 and not more than 60 calendar days prior to the date fixed for redemption or exchange, as applicable. Notwithstanding the foregoing, notice of any redemption or exchange of Series 2 Shares pursuant to Section 2.2 or Section 2.3 to occur prior to June 30, 2012 shall only be given to each holder of Series 2 Shares to be redeemed or exchanged, as applicable by the Corporation (i) at any time and from time to time prior to a meeting of shareholders of the Corporation at which holders of Series 2 Shares are entitled to vote separately as a class or series and for which a record date has been established or (ii) not later than the tenth day following the holding of such meeting, and not otherwise. Any notice of redemption or exchange of Series 2 Shares by the Corporation shall be validly and effectively given on the date on which it is sent to each holder of Series 2 Shares to be redeemed or exchanged, as applicable, in the manner, provided for in Section 7.1. Such notice, in each case, shall set out:

(a)	the date (the “Redemption Date” or the “Corporation Exchange Date”, as the case may be) on which the redemption or exchange is to take place;

(b)	unless all the Series 2 Shares held by the holder to whom it is addressed are to be redeemed or exchanged, the number of Series 2 Shares so held which are to be redeemed or exchanged,

(c)	whether the Corporation shall redeem or exchange such Series 2 Shares;

5

(d)	the Redemption Price or the method of determining the Units or New Tradable Securities Exchange Number, as the case may be; and

(e)
where the Series 2 Shares are to be exchanged into Units or New Tradable Securities, the advice that such Units or New Tradable Securities will be registered in the name of the registered holder of the Series 2 Shares to be exchanged unless the transfer agent for the Series 2 Shares (the “Transfer Agent”) receives from such holder, on or before the tenth calendar day prior to the Corporation Exchange Date (the “Transferee Notice Date”), at the principal transfer office of the Transfer Agent in the city of Montreal, written notice in a form and executed in a manner satisfactory to the Transfer Agent directing the Corporation to register such Units or New Tradable Securities in some other name or names (the “Transferee”) and stating the name or names (with addresses) accompanied by payment to the Transfer Agent of any transfer tax that may be payable by reason thereof and a written declaration of such matters as may be required by law in order to determine the entitlement of such Transferee to hold such Units or New Tradable Securities.

2.5           Payment of Redemption Price

The Corporation shall on the Redemption Date pay or cause to be paid to the holders of the Series 2 Shares so called for redemption the Redemption Price therefor on presentation and delivery at the principal transfer office of the Transfer Agent in the city of Montreal or such other place or places in Canada designated in the notice of redemption, of the certificate or certificates representing the Series 2 Shares so called for redemption. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Redemption Price and such electronic transfer of funds or the delivery or mailing of such cheque (in the manner provided for in Section 7.1) shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the holders of Series 2 Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. From and after the Redemption Date, the holders of Series 2 Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series 2 Shares in respect of such shares except the right to receive therefor the Redemption Price, provided that if payment of such Redemption Price is not duly made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired. If less than all the Series 2 Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without cost to the holder. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

6

2.6           Deposit of Redemption Price

The Corporation shall have the right, at any time after mailing a notice of redemption, to deposit the aggregate Redemption Price of the Series 2 Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank or trust company named in the notice of redemption its trust for the holders of such shares, and upon such deposit being made or upon the Redemption Date, whichever is the later, the Series 2 Shares in respect of which such deposit shall have been made shall be deemed to be redeemed on the Redemption Date and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part (after taking into account any amounts deducted or withheld on account of tax in respect of such holder) of the Redemption Price so deposited upon presentation and surrender of the certificate or certificates representing the Series 2 Shares so redeemed. Any interest on any such deposit shall belong to the Corporation. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Redemption Date may be reclaimed and used by the Corporation for its own purposes.

2.7           Redemption at the Option of the Holder

(a)
A holder of Series 2 Shares, upon giving notice as hereinafter provided, may, subject to applicable law and Section 4.1, require the Corporation to redeem all or any such shares on or after June 30, 2017 for an amount in cash for each Series 2 Share to be redeemed of $25.00, together with an amount equal to all accrued and unpaid dividends thereon to but excluding the date specified for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Retraction Price”).

(b)
Notice of such redemption shall be given by the holder to the Transfer Agent at its principal office in the city of Montreal not less than 30 days prior to the date specified by the holder for redemption (the “Retraction Date”). Such notice shall set out:

(i)	the Retraction Date, and

(ii)	the number of Series 2 Shares which are to be redeemed,

and such notice shall be accompanied by presentation and surrender of the certificate or certificates representing the Series 2 Shares to be redeemed.

(c)
On and after the Retraction Date, the Corporation shall pay or cause to be paid to the holder of the Series 2 Shares so tendered for redemption the Retraction Price therefor. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Retraction Price and payable at par in lawful money of Canada at any branch of such bank or trust company in Canada and such electronic transfer of funds or the delivery or mailing of such cheque (in the manner provided for in Section 7.1) shall be a full and complete discharge of the Corporation’s obligation to pay the Retraction Price to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) owed to the holder of Series 2 Shares so tendered for redemption unless the cheque is not honoured when presented for payment. From and after the Retraction Date, the holder of Series 2 Shares tendered for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series 2 Shares in respect of such shares except the right to receive therefor the Retraction Price, provided that if payment of such Retraction Price is not duly made in accordance with the provisions hereof, then the rights of such holder, including the rights to receive dividends on the Series 2 Shares, shall remain unimpaired. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the Retraction Date may be reclaimed and used by the Corporation for its own purposes.

7

(d)
if the Corporation is unable, under applicable law, to redeem any or all of the Series 2 Shares requested to be redeemed on the Retraction Date, the particular shares to be redeemed, if any, shall be selected on a pro rata basis (disregarding fractions).

(e)	If less than all the Series 2 Shares represented by any certificate shall be redeemed pursuant to this Section, a new certificate for the balance shall be issued without cost to the holder.

2.8           Delivery of Share Certificates on Exchange

Subject to Section 2.10, in the case of an exchange of Series 2 Shares into Units or New Tradable Securities, on and after the Corporation Exchange Date the Corporation shall deliver to each holder of Series 2 Shares so called for exchange a certificate representing the whole number of the holder’s Units or New Tradable Securities Exchange Number of Units or New Tradable Securities on presentation and delivery by the holder at the principal transfer office of the Transfer Agent in the city of Montreal, or such other place or places in Canada designated in the notice of exchange, of the certificate or certificates representing the Series 2 Shares so called for exchange and any payment with respect to a fraction of a Units or New Tradable Securities as contemplated by Section 2.12. Subject to Section 2.10, the Corporation shall deliver or cause to be delivered certificates representing such Units or New Tradable Securities registered in the name of the holders of Series 2 Shares to be exchanged, or as such holders shall have directed as contemplated by Section 2.4(e). Series 2 Shares so exchanged shall be exchanged effective on the Corporation Exchange Date. From and after the Corporation Exchange Date, the holders of Series 2 Shares so exchanged shall cease to he entitled to dividends on such Series 2 Shares or to exercise any of the rights of holders of Series 2 Shares in respect of such shares except the right to receive therefor a certificate representing the whole number of the holder’s Units or New Tradable Securities Exchange Number of Units or New Tradable Securities and any payment with respect to a fraction of a Units or New Tradable Securities as contemplated by Section 2.12, and the holder thereof shall become a holder of Units or New Tradable Securities of record, effective on the Corporation Exchange Date, provided however that if the Fund does not deliver certificates representing Units or New Tradable Securities in accordance herewith, the rights of the holder of Series 2 Shares, including the rights to receive dividends on the Series 2 Shares, shall remain unimpaired. If less than all the Series 2 Shares represented by any certificate shall be exchanged, a new certificate for the balance shall be issued without cost to the holder.

8

2.9           Declaration of Dividends in Respect of Shares to be Redeemed or Exchanged

In the event that a dividend is declared by the Board of Directors in respect of any Dividend Period during which the Series 2 Shares are redeemed or exchanged into Units or New Tradable Securities at the option of the Corporation, notwithstanding the provisions of Section 1.4, no cheque shall be issued in payment of such dividend; rather, the amount of such dividend declared shall be considered to be an accrued and unpaid dividend for purposes of Section 2.2, Section 2.3(a)(i) or Section 2.7(a), as applicable.

2.10           Non-Residents

Upon exercise by the Corporation of its right to exchange Series 2 Shares into Units or New Tradable Securities, the Corporation is not required to (but may at its option) issue Units or New Tradable Securities to any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada, to the extent that such issue would require compliance by the Corporation with the securities or other laws of such jurisdiction. In the event that the Corporation elects to not issue Units or New Tradable Securities to any holder of Series 2 Shares pursuant to the preceding sentence, the Corporation may elect to pay to such holder, in lieu of the Units or New Tradable Securities to which the holder would otherwise be entitled to receive under Section 2.8 upon exchange of such holder’s Series 2 Shares, an amount in cash equal to the product of (a) the Market Price and (b) the Units or New Tradable Securities Exchange Number of the Units or New Tradable Securities to which the holder would otherwise be entitled to receive under Section 2.8 upon exchange of such holder’s Series 2 Shares (less any tax required to be deducted or withheld by the Corporation). To the extent that the Corporation makes any such payment in respect of the holder’s Series 2 Shares, such Series 2 Shares shall be considered to have been redeemed, rather than exchanged, for purposes hereof and such payment shall be a full and complete discharge of the Corporation’s obligation to pay all amounts owing to such holder on such redemption.

2.11           Purchase for Cancellation

Subject to applicable laws and to the provisions described in Article 4, the Corporation may at any time purchase (if obtainable) for cancellation the whole or any part of the Series 2 Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, by private agreement, pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of Series 2 Shares or otherwise, at the lowest price or prices at which in the opinion of the Board of Directors, such shares are obtainable.

9

2.12           Avoidance of Fractional Shares

In any case where a fraction of a Units or New Tradable Securities would otherwise be issuable on exchange of one or more Series 2 Shares, the Corporation shall adjust such fractional interest by payment by cheque in an amount equal to the then market price of such fractional interest computed on the basis of the Weighted Price determined in respect of the relevant Corporation Exchange Date.

ARTICLE 3
VOTING RIGHTS

3.1           Voting Rights

Except as otherwise required by law or in the conditions attaching to the First Preferred Shares as a class, the holders of Series 2 Shares shall not be entitled to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation, for greater certainty, including at any meeting relating to a proposal to effect an exchange of the Series 2 Shares by way of amalgamation or plan of arrangement involving the Corporation provided that the rights, privileges, restrictions and conditions of the Series 2 Shares are not removed or changed and provided that no class of shares of the Corporation superior to the Series 2 Shares is created, unless and until the Corporation shall have failed to pay eight Quarterly Dividends in accordance with the terms thereof, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, the holders of the Series 2 Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than a separate meeting of the holders of another series or class of shares), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all voting shares of the Corporation on the basis of one vote in respect of each Series 2 Share held by each such holder, until all such arrears of such dividends shall have been paid, whereupon such rights shall cease unless and until the same default shall again arise under the provisions of this Article 3.

ARTICLE 4
RESTRICTIONS ON DIVIDENDS, RETIREMENT AND ISSUANCE OF SHARES

4.1           Restrictions on Dividends, Retirement and Issuance of Shares

So long as any of the Series 2 Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the outstanding Series 2 Shares, unless, in each case, all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on the Series 2 Shares have been declared and paid or monies set apart for payment:

(a)
declare, pay or set apart for payment any dividends on any shares of the Corporation ranking as to dividends on parity with or junior to the Series 2 Shares (other than stock dividends payable in shares of the Corporation ranking as to dividends and capital junior to the Series 2 Shares);

(b)
except in connection with the exercise of a retraction privilege attaching thereto, or except out of the net cash proceeds of a substantially concurrent issue of shares ranking as to capital junior to the Series 2 Shares, redeem, call for redemption, purchase for cancellation or otherwise retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to or on a parity with the Series 2 Shares;

10

(c)
except in connection with the exercise of a retraction privilege attaching thereto, redeem, call for redemption, purchase for cancellation or otherwise retire or make any return of capital in respect of less than all of the Series 2 Shares then outstanding;

(d)	issue any additional shares ranking as to dividends or capital prior to the Series 2 Shares; or

(e)
except (i) pursuant to the exercise of stock options or otherwise under the Corporation’s security-based compensation arrangements in effect at any time and from time to time, or (ii) where the net cash proceeds of an issue of shares ranking as to dividends or capital junior to the Series 2 Shares are used to pay all accrued and unpaid dividends up to and including the most recent applicable Dividend Payment Date for the last completed Dividend Period for which dividends shall be payable, if any, issue any additional shares ranking as to dividends or capital junior to the Series 2 Shares; unless at the date of such declaration, payment, setting apart for payment, redemption, call for redemption, purchase for cancellation or reduction, retirement or return of capital, or issuance, as the case may be, all dividends then accrued and unpaid up to and including the most recent applicable Dividend Payment Date for the last completed Dividend Period for which dividends shall he payable shall have been declared and paid or set apart for payment.

ARTICLE 5
ISSUE PRICE

5.1           Issue Price

The consideration for which each Series 2 Share shall be issued is $25.00 and, upon payment of such consideration, each such share shall be issued as fully paid and non-assessable.

ARTICLE 6
ELECTION UNDER THE INCOME TAX ACT

6.1           Election Under the Income Tax Act (Canada)

The Corporation shall elect under Section 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay or cause payment of tax under Section 191.1 of such Act, or any successor or replacement provision of similar effect at a rate such that no corporate holder of the Series 2 Shares will be required to pay tax on dividends received on the Series 2 Shares under Section 187.2 of Part IV.l of such Act or any successor or replacement provision of similar effect. Such election shall he made in the manner prescribed by such Act and shall be filed within the time provided under Section 191.2(l)(a) of such Act. For the purposes of Section 191(4) of such Act, $25.00 is hereby specified in respect of each Series 2 Share.

11

ARTICLE 7
NOTICE AND INTERPRETATION

7.1           Notices

Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series 2 Shares at their respective addresses appearing on the books of the Corporation, or, in the case of joint holders, to the address of the holder whose name appears first on the books of the Corporation as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series 2 Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series 2 Shares pursuant to this Section is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption or exchange of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(b)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if riot theretofore delivered to such holder, shall be sent by mail as herein provided.

12

7.2           Interpretation

In the event that any day on which any dividend on the Series 2 Shares is payable or on or by which any other action is requited to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day. A “business day” means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office.

All references herein to a holder of Series 2 Shares shall be interpreted as referring to a registered holder of the Series 2 Shares.

For the purposes hereof:

(a)
“accrued and unpaid dividends” means the aggregate of: (i) all unpaid dividends on the Series 2 Shares for any Dividend Period; and (ii) the amount calculated as though dividends on each Series 2 Share had been accruing on a day-to-day basis from and including the date on which the last dividend in respect of the most recently completed Dividend Period was payable up to and including the date to which the computation of accrued dividends is to be made;

(b)
“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;”

(c)
“Market Price” means the weighted average trading price of the Units or New Tradable Securities traded (i) on the TSX for the 20 consecutive trading days ending on the fourth day prior to the date specified for exchange, or, if such fourth day is not a trading day, the immediately preceding trading day; or (ii) if the Units or New Tradable Securities do not trade on the TSX on the date specified for exchange, on the exchange or trading system with the greatest volume of Units or New Tradable Securities traded during such 20 trading day period;

(d)
“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

13

(e)	“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation;

(f)
“Units or New Tradable Securities” means units of Yellow Pages Income Fund (the “Fund”) or new tradable securities of a publicly-listed entity successor to the Fund pursuant to a corporate reorganization or a consolidation or merger of the Fund with or into any other corporation, without limiting the generality of the foregoing, a publicly listed entity will be treated as a successor to the Fund if unitholders of the Fund receive directly or indirectly securities of such entity that are publicly listed in exchange or substitution for units that they hold in the Fund; and

(g)	“Weighted Price”, means the greater of (A) $2.00 and (B) 95% of the Market Price.

ARTICLE 8
MODIFICATION

8.1           Modification

The provisions attaching to the Series 2 Shares as a series may be deleted, varied, modified, amended or amplified from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Article 9 and with any required approvals of any stock exchanges on which the Series 2 Shares may be listed.

ARTICLE 9
APPROVAL OF HOLDERS OF SERIES 2 SHARES

9.1           Approval of Holders of Series 2 Shares

Except as otherwise provided herein, any approval of the holders of the Series 2 Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holders of at least 25% of the outstanding Series 2 Shares are present in person or represented by proxy. If at any such meeting the holder(s) of a majority of the outstanding Series 2 Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the holders(s) of Series 2 Shares present in person or represented by proxy shall form the necessary quorum and may transact the business, for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series 2 Shares.

14

9.2           Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series 2 Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of are Series 2 Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series 2 Share held.

ARTICLE 10
RIGHTS ON LIQUIDATION

10.1           Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series 2 Shares, the holders of the Series 2 Shares shall be entitled to receive an amount equal to $25.00 per Series 2 Share, together with an amount equal to all accrued and unpaid dividends to but excluding the date fixed for payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the holders of any shares of the Corporation ranking junior as to capital to the Series 2 Shares. Upon payment to the holders of the Series 2 Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 11
WITHHOLDING AND TRANSFER TAXES

11.1           Withholding Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-2, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted and withheld on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series 2 Shares, including on the redemption, cancellation or exchange of the Series 2 Shares. To the extent that any amounts are withheld, such withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of which such withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of any shares otherwise deliverable to a holder of Series 2 Shares on the exchange of such Series 2 Shares in order to meet this withholding requirement.

15

11.2           Transfer Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-2, the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom Units or New Tradable Securities are issued in connection with the exchange of Series 2 Shares into Units or New Tradable Securities, in respect of the issuance of such Units or New Tradable Securities or the certificate therefore, or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the holder of the Series 2 Shares or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

16

INDUSTRY CANADA

SCHEDULE A-3
INFORMATION REGARDING ARTICLES OF ARRANGEMENT OF
YELLOW MEDIA INC.
YELLOW MEDIA INC. (the “Corporation”)
Canada Business Corporations Act

RIGHTS, PRIVILEGES, RESTRICTIONS
AND CONDITIONS ATTACHING TO THE
CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES 3

The third series of Cumulative Redeemable First Preferred Shares (the “First Preferred Shares”) shall consist of up to 8,625,000 First Preferred Shares, which shares shall be designated as Cumulative Rate Reset First Preferred Shares, Series 3 (the “Series 3 Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

ARTICLE 1
DEFINITIONS

The following definitions are relevant to the Series 3 Shares.

“accrued and unpaid dividends” means the aggregate of: (i) all unpaid dividends on the Series 3 Shares; and (ii) the amount calculated as though dividends on each Series 3 Share had been accruing on a day-to-day basis from and including the date on which the last dividend was payable up to and including the date to which the computation of accrued dividends is to be made.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the annual rate (expressed as a percentage rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the Government of Canada Bond Yield on the applicable Fixed Rate Calculation Date plus 4.17%.

“Bloomberg Screen GCAN5YR Page” means the display designated on page “GCAN5YR<INDEX>“ on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service for purposes of displaying Government of Canada Bond Yields).

“business day” means a day of the week other than a Saturday or a Sunday or on a day on which banking institutions in Toronto, Canada are authorized or obligated to close.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 4.17% per annum (calculated on the basis of the actual number of days in such Quarterly Floating Rate Period divided by 365).

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Bond Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Montreal time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Bond Yield shall mean the arithmetic average of the yields quoted to the Corporation by two registered Canadian investment dealers selected by the Corporation as being the annual yield to maturity on such date, compounded semi-annually, which a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity of five years.

“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Initial Fixed Rate Period” means the period from and including the date of the initial issuance of the Series 3 Shares to, but excluding, September 30, 2014.

“Quarterly Commencement Date” means the last day of March, June, September and December in each year, commencing September 30, 2014.

“Quarterly Floating Rate Period” means the period from and including September 30, 2014 to, but excluding, the next Quarterly Commencement Date, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to, but excluding, the next Quarterly Commencement Date.

“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding- up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation.

2

“Subsequent Fixed Rate Period” means the period from and including September 30, 2014 to, but excluding, September 30, 2019 and each five year period thereafter from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period to, but excluding, September 30 in the fifth year thereafter.

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills using the three- month average results, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

“Transfer Agent” means CIBC Mellon Trust Company at its principal transfer office in Montreal, Quebec, its successors and assigns.

ARTICLE 2
ISSUE PRICE

The consideration for which each Series 3 Share shall be issued is $25.00 and, upon payment of such consideration, each such share shall be issued as fully paid and non-assessable.

ARTICLE 3
DIVIDENDS

3.1           Dividend Payment Dates and Dividend Periods

During the Initial Fixed Rate Period, the holders of the Series 3 Shares shall be entitled to receive fixed, cumulative, preferential cash dividends, as and when declared by the board of directors of the Corporation (the “Board of Directors”), out of moneys of the Corporation properly applicable to the payment of dividends, payable quarterly on the third last business day of each of March, June, September and December in each year at a per annum rate of 6.75%, or $1.6875 per Series 3 Share per annum. The first such dividend, if declared, shall be paid on December 29, 2009, and, assuming an issue date of September 23, 2009, shall amount to $0.44846 per share.

During each Subsequent Fixed Rate Period, the holders of the Series 3 Shares shall be entitled to receive fixed cumulative preferential cash dividends payable quarterly on the third last business day of each of March, June, September and December in each year, in an amount per share per annum determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00. The holders of Series 3 Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

The Corporation shall determine the Annual Fixed Dividend Rate applicable to a Subsequent Fixed Rate Period on the Fixed Rate Calculation Date. Such determination will, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series 3 Shares. The Corporation shall, on the relevant Fixed Rate Calculation Date, give written notice of the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period to the registered holders of Series 3 Shares.

3

Payments of dividends and other amounts in respect of the Series 3 Shares shall be made by the Corporation to CDS, or its nominee, as the case may be, as registered holder of the Series 3 Shares. As long as CDS, or its nominee, is the registered holder of the Series 3 Shares, CDS, or its nominee, as the case may be, shall be considered the sole owner of the Series 3 Shares for the purposes of receiving payment on the Series 3 Shares.

3.2           Payment Procedure

The Corporation shall pay the dividends on the Series 3 Shares (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by cheque (s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series 3 Shares (in the manner provided for in Section 9.1) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

ARTICLE 4
VOTING RIGHTS

4.1           Voting Rights

Except as otherwise required by law or in the conditions attaching to the First Preferred Shares as a class, the holders of Series 3 Shares shall not be entitled to receive notice of, or to attend or to vote at any meeting of shareholders of the Corporation, for greater certainty, including at any meeting relating to a proposal to effect an exchange of the Series 3 Shares by way of amalgamation or plan of arrangement involving the Corporation provided that the rights, privileges, restrictions and conditions of the Series 3 Shares are not removed or changed and provided that no class of shares of the Corporation superior to the Series 3 Shares is created or are otherwise negatively impacted, unless and until the Corporation shall have failed to pay the dividends accrued and payable for any eight quarters, whether or not consecutive and whether or not such dividends have been declared on the Series 3 Shares and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends, at the applicable dividend rate for such shares in accordance with the terms thereof. In the event of such non-payment, the holders of the Series 3 Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than meetings at which only holders of another specified class or series are entitled to vote), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all of the Corporation’s other shareholders entitled to vote at such meeting on the basis of one vote in respect of each Series 3 Share held by each such holder. The voting rights of the holders of Series 3 Shares shall forthwith cease upon payment by the Corporation of all accrued but unpaid dividends on the Series 3 Shares until such time as the Corporation may again fail to pay the applicable dividend for any eight quarters, in which case such voting rights shall become effective again and so on from time to time under the provisions of this Article 4.

4

ARTICLE 5
REDEMPTION, CONVERSION AND PURCHASE

5.1           General

Subject to Article 6, and to the extent permitted by applicable law, the Series 3 Shares may be redeemed, converted or purchased by the Corporation or converted by the holder as provided in this Article 5 but not otherwise.

5.2           Corporation’s Redemption Rights

The Series 3 Shares shall not be redeemable prior to September 30, 2014. Subject to Section 6.1, on September 30, 2014 and on each September 30 every fifth year thereafter (each a “Series 3 Redemption Date”), the Corporation may redeem all or any part of the outstanding Series 3 Shares, at the Corporation’s option, by the payment of an amount in cash of $25.00 per- share so redeemed together with all declared and unpaid dividends to, but excluding, the Series 3 Redemption Date (less tax, if any, required to be deducted and withheld) (the “Redemption Price”). If a Series 3 Redemption Date would otherwise fall on a day that is not a business day, such Series 3 Redemption Date shall be the immediately following business day.

The Series 3 Shares do not have a fixed maturity date and are not redeemable at the option of the holders of Series 3 Shares.

Where a part only of the then outstanding Series 3 Shares is at any time to be redeemed, the Series 3 Shares shall be redeemed pro rata disregarding fractions, or, if such shares are at such time listed on a stock exchange, with the consent of any such stock exchange, in such manner as the Board of Directors in its sole discretion may, by resolution, determine.

5.3           Notice of Redemption

The Corporation shall give written notice of any redemption not more than 60 days and not less than 30 days prior to the applicable Series 3 Redemption Date to each person who at the date of giving such notice is the registered holder of Series 3 Shares. Such notice shall be sent in accordance with Section 9.1 and shall set out the number of such Series 3 Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price.

5

5.4           Payment of Redemption Price

The Corporation shall on the applicable Series 3 Redemption Date pay or cause to be paid to the registered holders of the Series 3 Shares so called for redemption the Redemption Price therefor on presentation and delivery at the principal transfer office of the Transfer Agent in the city of Montreal or such other place or places in Canada designated in the notice of redemption, of the certificate or certificates representing the Series 3 Shares so called for redemption. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Redemption Price and such electronic transfer of funds or the delivery or mailing of such cheque shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the holders of Series 3 Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. From and after the applicable Series 3 Redemption Date, the holders of Series 3 Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series 3 Shares in respect of such shares except the right to receive therefor the Redemption Price, provided that if payment of such Redemption Price is not made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired. If less than all the Series 3 Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without cost to the holder. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the applicable Series 3 Redemption Date may be reclaimed and used by the Corporation for its own purposes.

5.5           Deposit of Redemption Price

The Corporation shall have the right, at any time after mailing a notice of redemption, to deposit the aggregate Redemption Price of the Series 3 Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank or trust company named in the notice of redemption its trust for the holders of such shares, and upon such deposit being made or upon the applicable Series 3 Redemption Date, whichever is the later, the Series 3 Shares in respect of which such deposit shall have been made shall be deemed to be redeemed on the applicable Series 3 Redemption Date and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part (after taking into account any amounts deducted or withheld on account of tax in respect of such holder) of the Redemption Price so deposited upon presentation and surrender of the certificate or certificates representing the Series 3 Shares so redeemed. Any interest on any such deposit shall belong to the Corporation. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the applicable Series 3 Redemption Date may be reclaimed and used by the Corporation for its own purposes.

5.6           Conversion Rights

Holders of Series 3 Shares shall have the right, at their option, on September 30, 2014 and on each September 30 every fifth year thereafter (each a “Series 3 Conversion Date”), to convert, subject to the automatic conversion and restrictions on conversion described under Section 5.9 and Section 6.2, respectively, and the payment or delivery to the Corporation of evidence of payment of the tax (if any) payable, all or any of their Series 3 Shares registered in their name into Cumulative Floating Rate First Preferred Shares, Series 4 (the “Series 4 Shares”) on the basis of one Series 4 Share for each Series 3 Share. If a Series 3 Conversion Date would otherwise fall on a day that is not a business day, such Series 3 Conversion Date shall be the immediately following business day. Notice of a holder’s intention to convert Series 3 Shares (the “Election Notice”) is irrevocable and must be received by the Corporation not earlier than the 30th day prior to, but not later than 5:00 p.m. (Montreal time) on the 15th day preceding the relevant Series 3 Conversion Date.

6

If the Corporation does not receive an Election Notice from a holder of Series 3 Shares during the notice period therefore, then the Series 3 Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.9.)

5.7           Notice of Conversion

The Corporation shall, not more than 60 and not less than 30 days prior to each Series 3 Conversion Date, give notice in writing to the then registered holders of the Series 3 Shares of the conversion right under Section 5.6, together with the form of Election Notice. On the 30th day prior to each Series 3 Conversion Date, the Corporation shall give notice in writing to the then registered holders of the Series 3 Shares of the Annual Fixed Dividend Rate for the next Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate applicable to the Series 4 Shares for the next Quarterly Floating Rate Period.

If the Corporation gives notice to the registered holders of the Series 3 Shares of the redemption of all the Series 3 Shares, the Corporation shall not be required to give notice as provided hereunder to the registered holders of the Series 3 Shares of any dividend rates or of the conversion right of holders of Series 3 Shares and the right of any holder of Series 3 Shares to convert such shares shall terminate.

5.8           Delivery of Share Certificates on Conversion

Subject to Section 5.10, in the case of conversion of Series 3 Shares into Series 4 Shares, on and after the applicable Series 3 Conversion Date the Corporation shall deliver to each holder of Series 3 Shares so called for conversion a certificate representing the number of the holder’s Series 4 Shares on presentation and delivery by the holder at the principal transfer office of the Transfer Agent in the city of Montreal, or such other place or places in Canada designated in the notice of conversion, of the certificate or certificates representing the Series 3 Shares so called for conversion. Subject to Section 5.10, the Corporation shall deliver or cause to be delivered certificates representing such Series 4 Shares registered in the name of the holders of Series 3 Shares to be converted, or as such holders shall have directed in the Election Notice. Series 3 Shares so converted shall be converted effective on the applicable Series 3 Conversion Date. From and after the applicable Series 3 Conversion Date, the holders of Series 3 Shares so converted shall cease to be entitled to dividends on such Series 3 Shares or to exercise any of the rights of holders of Series 3 Shares in respect of such shares except the right to receive therefor a certificate representing the number of the holders’ Series 4 Shares, and the holders thereof shall become holders of Series 4 Shares of record, effective on the applicable Series 3 Conversion Date, provided however that if the Corporation does not deliver certificates representing Series 4 Shares in accordance herewith, the rights of the holders of Series 3 Shares, including the rights to receive dividends on the Series 3 Shares, shall remain unimpaired. If less than all the Series 3 Shares represented by any certificate shall be exchanged, a new certificate for the balance shall be issued without cost to the holder.

7

5.9           Automatic Conversion

If the Corporation determines that there would remain outstanding on a Series 3 Conversion Date less than 1,000,000 Series 3 Shares, after having taken into account all Series 3 Shares tendered for conversion into Series 4 Shares and all Series 4 Shares tendered for conversion into Series 3 Shares, then, all, but not part, of the remaining outstanding Series 3 Shares shall automatically be converted into Series 4 Shares on the basis of one Series 4 Share for each Series 3 Share on the applicable Series 3 Conversion Date. The Corporation shall give notice in writing of the automatic conversion to all registered holders of the Series 3 Shares at least seven days prior to the applicable Series 3 Conversion Date.

5.10           Non-Residents

Upon exercise by a registered holder of its right to convert its Series 3 Shares into Series 4 Shares and upon an automatic conversion of Series 3 Shares into Series 4 Shares, the Corporation reserves the right not to deliver Series 4 Shares to any person whose address is in, or whom the Corporation or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require the Corporation to take any action to comply with the securities or analogous laws of such jurisdiction.

5.11           Purchase for Cancellation

Subject to applicable laws and to the provisions described in Article 6, the Corporation may at any time purchase (if obtainable) for cancellation the whole or any part of the Series 3 Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, by private agreement, pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of Series 3 Shares or otherwise, at the lowest price or prices at which in the opinion of the Board of Directors, such shares are obtainable.

ARTICLE 6
RESTRICTIONS ON DIVIDENDS, RETIREMENT AND CONVERSION OF SHARES

6.1           Restrictions on Dividends and Retirement of Shares

Unless all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on outstanding Series 3 Shares and all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on all other outstanding shares ranking senior to or on parity with. the Series 3 Shares have been declared and paid or set apart for payment, the Corporation shall not, without the approval of the holders of outstanding Series 3 Shares, voting as a series:

•
declare, pay or set apart for payment any dividends on any of its shares ranking as to dividends on parity with or junior to the Series 3 Shares (other than stock dividends payable in shares of the Corporation ranking as to dividends and capital junior to the Series 3 Shares);

8

•
except in connection with the exercise of a retraction privilege attaching thereto or except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital junior to the Series 3 Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any of its shares ranking as to capital on parity with or junior to the Series 3 Shares;

•
except in connection with the exercise of a retraction privilege attaching thereto, redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series 3 Shares then outstanding;

•	issue additional shares ranking as to the payment of dividends or capital senior to the Series 3 Shares; or

•
except where the net cash proceeds of an issue of shares ranking as to the payment of dividends or capital junior to Series 3 Shares are used to pay all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on the Series 3 Shares if any, or except pursuant to the exercise of stock options or otherwise under the Corporation’s security-based compensation arrangements in effect at any time and from time to time, issue any additional shares ranking as to dividends or capital junior to the Series 3 Shares.

6.2           Restrictions on Conversion

Holders of Series 3 Shares shall not be entitled to convert their shares into Series 4 Shares if the Corporation determines that there would remain outstanding on a Series 3 Conversion Date less than 1,000,000 Series 4 Shares after having taken into account all Series 3 Shares tendered for conversion into Series 4 Shares and all Series 4 Shares tendered for conversion into Series 3 Shares. The Corporation shall give notice in writing of their inability to convert their Series 3 Shares to all registered holders of the Series 3 Shares at least seven days prior to the applicable Series 3 Conversion Date.

ARTICLE 7
ELECTION UNDER THE INCOME TAX ACT

7.1           Election Under the Income Tax Act (Canada)

The Corporation and any successor corporation, including for greater certainty any corporation resulting from the amalgamation of the Corporation with another corporation in the course of the conversion of the Yellow Pages Income Fund trust structure into a corporate structure, shall elect under Section 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay or cause payment of tax under Section 191.1 of such Act, or any successor or replacement provision of similar effect at a rate such that no corporate holder of the Series 3 Shares will be required to pay tax on dividends received on the Series 3 Shares under Section 187.2 of Part IV.l of such Act or any successor or replacement provision of similar effect. Such election shall be made every time the relevant terms and conditions of the Series 3 Shares are modified or any relevant agreement to which the Corporation and any successor corporation is a party is changed or entered into. For greater certainty, the undertaking to pay tax at a rate such that no corporate holder of Series 3 Shares will be required to pay tax on dividends received shall bind any successor corporation and such tax shall be paid at the same rate as the tax rate payable on dividends that are paid on other series of shares having similar features. Such election shall be made in the manner prescribed by such Act and shall be filed within the time provided under Section 191.2(1) (a) of such Act. For the purposes of Section 191(4) of such Act, $25.00 is hereby specified in respect of each Series 3 Share.

9

ARTICLE 8
BOOK-ENTRY ONLY SECURITIES

Registration of interests in and transfers of the Series 3 Shares will only be made through the book-entry only system administered by CDS, the whole subject to applicable law. The Corporation shall deliver to CDS a certificate evidencing the aggregate number of Series 3 Shares issued. Series 3 Shares must be acquired, transferred and surrendered for redemption, conversion or retraction through a participant in CDS (a “CDS Participant”). All rights of an owner of Series 3 Shares must be exercised through, and all payments or other property to which such owner is entitled will be made or delivered by, CDS or the CDS Participant through which the owner holds Series 3 Shares. Upon an acquisition of any Series 3 Shares, the owner will receive only the customary confirmation.

The Corporation has the option to terminate registration of the Series 3 Shares through the book-entry only system, in which event certificates for Series 3 Shares in fully registered form will be issued to the beneficial owners of such shares or their nominees.

ARTICLE 9
NOTICE

9.1           Notice

Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series 3 Shares at their respective addresses appearing on the books of the Corporation, or, in the case of joint holders, to the address of the holder whose name appears first on the books of the Corporation as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series 3 Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series 3 Shares pursuant to this Section 9.1 is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

10

If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(b)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

9.2           Interpretation

In the event that any day on which any dividend on the Series 3 Shares is payable or on or by which any other action is requited to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day.

All references herein to a holder of Series 3 Shares shall be interpreted as referring to a registered holder of the Series 3 Shares.

ARTICLE 10
MODIFICATION

10.1           Modification

The provisions attaching to the Series 3 Shares as a series may be deleted, varied, modified, amended or amplified from time to time with such approval as may then be required by the Canada Business Corporations Act, with any such approval to be given in accordance with Article 11 and with any required approvals of any stock exchanges on which the Series 3 Shares may be listed.

11

ARTICLE 11
APPROVAL OF HOLDERS OF SERIES 3 SHARES

11.1           Approval of Holders of Series 3 Shares

Except as otherwise provided herein, any approval of the holders of the Series 3 Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holders of at least 25% of the outstanding Series 3 Shares are present in person or represented by proxy. If at any such meeting the holder(s) of a majority of the outstanding Series 3 Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days written notice shall be given of such adjourned meeting. At such adjourned meeting, the holder(s) of Series 3 Shares present in person or represented by proxy shall form the necessary -quorum and may transact the business, for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series 3 Shares.

11.2           Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series 3 Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of Series 3 Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series 3 Shares held.

ARTICLE 12
RIGHTS ON LIQUIDATION

In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series 3 Shares, the holders of Series 3 Shares shall be entitled to payment of an amount equal to $25.00 per Series 3 Share, together with an amount equal to all accrued and unpaid dividends up to but excluding the date fixed for payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the registered holders of any shares of the Corporation ranking junior as to capital to the Series 3 Shares. After payment of such amounts, the holders of Series 3 Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

12

ARTICLE 13
WITHHOLDING AND TRANSFER TAXES

13.1           Withholding Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-3, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted and withheld on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series 3 Shares, including on the redemption, conversion or purchase of the Series 3 Shares. To the extent that any amounts are withheld, such withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of whom such withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of any shares otherwise deliverable to a holder of Series 3 Shares on the conversion of such Series 3 Shares in order to meet this withholding requirement.

13.2           Transfer taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-3, the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom Series 4 Shares are issued in connection with the conversion of Series 3 Shares into Series 4 Shares, in respect of the issuance of such Series 4 Shares or the certificate therefore, or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the holder of the Series 3 Shares or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

13

INDUSTRY CANADA

SCHEDULE A-4
INFORMATION REGARDING ARTICLES OF ARRANGEMENT OF
YELLOW MEDIA INC.
YELLOW MEDIA INC. (the “Corporation”)
Canada Business Corporations Act

RIGHTS, PRIVILEGES, RESTRICTIONS
AND CONDITIONS ATTACHING TO THE
CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES 4

The fourth series of Cumulative Redeemable First Preferred Shares (the “First Preferred Shares”) shall consist of up to 8,625,000 First Preferred Shares, which shares shall be designated as Cumulative Floating Rate First Preferred Shares, Series 4 (the “Series 4 Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

ARTICLE 1
DEFINITIONS

The following definitions are relevant to the Series 4 Shares.

“accrued and unpaid dividends” means the aggregate of: (i) all unpaid dividends on the Series 4 Shares; and (ii) the amount calculated as though dividends on each Series 4 Share had been accruing on a day-to-day basis from and including the date on which the last dividend was payable up to and including the date to which the computation of accrued dividends is to be made.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the annual rate (expressed as a percentage rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the Government of Canada Bond Yield on the applicable Fixed Rate Calculation Date plus 4.17%.

“Bloomberg Screen GCAN5YR Page” means the display designated on page “GCAN5YR<INDEX>“ on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service for purposes of displaying Government of Canada Bond Yields).

“business day” means a day of the week other than a Saturday or a Sunday or on a day on which banking institutions in Toronto, Canada are authorized or obligated to close.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 4.17% per annum (calculated on the basis of the actual number of days in such Quarterly Floating Rate Period divided by 365).

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Bond Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Montreal time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Bond Yield shall mean the arithmetic average of the yields quoted to the Corporation by two registered Canadian investment dealers selected by the Corporation as being the annual yield to maturity on such date, compounded semi-annually, which a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity of five years.

“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Quarterly Commencement Date” means the last day of March, June, September and December in each year, commencing September 30,2014.

“Quarterly Floating Rate Period” means the period from and including September 30, 2014 to, but excluding, the next Quarterly Commencement Date, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to, but excluding, the next Quarterly Commencement Date.

“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding- up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation.

2

“Subsequent Fixed Rate Period” means the period from and including September 30, 2014 to, but excluding, September 30, 2019 and each five year period thereafter from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period to, but excluding, September 30 in the fifth year thereafter.

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills using the three- month average results, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

“Transfer Agent” means CIBC Mellon Trust Company at its principal transfer office in Montreal, Quebec, its successors and assigns.

ARTICLE 2
ISSUE PRICE

The issue price per Series 4 Share shall be $25.00.

ARTICLE 3
DIVIDENDS

3.1           Dividend Payment Dates and Dividend Periods

The holders of the Series 4 Shares shall be entitled to receive quarterly floating rate, cumulative, preferential cash dividends, as and when declared by the board of directors of the Corporation (the “Board of Directors”), out of moneys of the Corporation properly applicable to the payment of dividends, payable on the third last business day of each of March, June, September and December in each year. Such quarterly cash dividends shall be in an amount per share determined by multiplying the applicable Floating Quarterly Dividend Rate by $25.00.

The Floating Quarterly Dividend Rate for each Quarterly Floating Rate Period shall be determined by the Corporation on the relevant Floating Rate Calculation Date. Such determination shall, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series 4 Shares. The holders of Series 4 Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

Payments of dividends and other amounts in respect of the Series 4 Shares shall be made by the Corporation to CDS, or its nominee, as the case may be, as registered holder of the Series 4 Shares. As long as CDS, or its nominee, is the registered holder of the Series 4 Shares, CDS, or its nominee, as the case may be, shall be considered the sole owner of the Series 4 Shares for the purposes of receiving payment on the Series 4 Shares.

3

3.2           Payment Procedure

The Corporation shall pay the dividends on the Series 4 Shares (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by cheque(s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series 4 Shares (in the manner provided for in Section 9.1) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

ARTICLE 4
VOTING RIGHTS

4.1           Voting Rights

Except as otherwise required by law or in the conditions attaching to the First Preferred Shares as a class, the holders of Series 4 Shares shall not be entitled to receive notice of, or to attend or to vote at any meeting of shareholders of the Corporation, for greater certainty, including at any meeting relating to a proposal to effect an exchange of the Series 4 Shares by way of amalgamation or plan of arrangement involving the Corporation provided that the rights, privileges, restrictions and conditions of the Series 4 Shares are not removed or changed and provided that no class of shares of the Corporation superior to the Series 4 Shares is created or are otherwise negatively impacted, unless and until the Corporation shall have failed to pay the dividends accrued and payable for any eight quarters, whether or not consecutive and whether or not such dividends have been declared on the Series 4 Shares and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends, at the applicable dividend rate for such shares in accordance with the terms thereof. In the event of such non-payment, the holders of the Series 4 Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than meetings at which only holders of another specified class or series are entitled to vote), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all of the Corporation’s other shareholders entitled to vote at such meeting on the basis of one vote in respect of each Series 4 Share held by each such holder. The voting rights of the holders of Series 4 Shares shall forthwith cease upon payment by the Corporation of all accrued but unpaid dividends on the Series 4 Shares until such time as the Corporation may again fail to pay the applicable dividend for any eight quarters, in which case such voting rights shall become effective again and so on from time to time under the provisions of this Article 4.

4

ARTICLE 5
REDEMPTION, CONVERSION AND PURCHASE

5.1           General

Subject to Article 6, and to the extent permitted by applicable law, the Series 4 Shares may be redeemed, converted or purchased by the Corporation or converted by the holder as provided in this Article 5 but not otherwise.

5.2           Corporation’s Redemption Rights

Subject to Section 6.1, on September 30, 2019 and on each September 30 every fifth year thereafter (each a “Series 4 Redemption Date”), the Corporation may redeem all or any part of the outstanding Series 4 Shares, at the Corporation’s option, by the payment of an amount in cash of $25.00 per share so redeemed together with all declared and unpaid dividends to, but excluding, the Series 4 Redemption Date (less tax, if any, required to be deducted and withheld) (the “Redemption Price”). If a Series 4 Redemption Date would otherwise fall on a day that is not a business day, such Series 4 Redemption Date shall be the immediately following business day.

On any date after September 30, 2014 that is not a Series 4 Redemption Date (the “Subsequent Redemption Date”), the Corporation may redeem all or any part of the outstanding Series 4 Shares, at the Corporation’s option, by the payment of an amount in cash of $25.50 per share together with all declared and unpaid dividends to, but excluding, the Subsequent Redemption Date (less tax, if any, required to be deducted and withheld) (the “Subsequent Redemption Price”).

The Series 4 Shares do not have a fixed maturity date and are not redeemable at the option of the holders of Series 4 Shares.

Where a part only of the then outstanding Series 4 Shares is at any time to be redeemed, the Series 4 Shares shall be redeemed pro rata disregarding fractions, or, if such shares are at such time listed on a stock exchange, with the consent of any such stock exchange, in such manner as the Board of Directors in its sole discretion may, by resolution, determine.

5.3           Notice of Redemption

The Corporation shall give written notice of any redemption not more than 60 days and not less than 30 days prior to the applicable Series 4 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, to each person who at the date of giving such notice is the registered holder of Series 4 Shares. Such notice shall be sent in accordance with Section 9.1 and shall set out the number of such Series 4 Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price.

5

5.4           Payment of Redemption Price

The Corporation shall on the applicable Series 4 Redemption Date or on the applicable Subsequent Redemption Date, as the case may be, pay or cause to be paid to the registered holders of the Series 4 Shares so called for redemption the Redemption Price or the Subsequent Redemption Price therefore, as the case may be, on presentation and delivery at the principal transfer office of the Transfer Agent in the city of Montreal or such other place or places in Canada designated in the notice of redemption, of the certificate or certificates representing the Series 4 Shares so called for redemption. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Redemption Price or the Subsequent Redemption Price, as the case may be, and such electronic transfer of funds or the delivery or mailing of such cheque shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price or the Subsequent Redemption Price, as the case may be, owed to the holders of Series 4 Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. From and after the applicable Series 4 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, the holders of Series 4 Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series 4 Shares in respect of such shares except the right to receive therefor the Redemption Price or the Subsequent Redemption Price, as the case may be, provided that if payment of such Redemption Price or Subsequent Redemption Price, as the case may be, is not made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired. If less than all the Series 4 Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without cost to the holder. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the applicable Series 4 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, may be reclaimed and used by the Corporation for its own purposes.

5.5           Deposit of Redemption Price

The Corporation shall have the right, at any time after mailing a notice of redemption, to deposit the aggregate Redemption Price or Subsequent Redemption Price, as the case may be, of the Series 4 Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank or trust company named in the notice of redemption its trust for the holders of such shares, and upon such deposit being made or upon the applicable Series 4 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, whichever is the later, the Series 4 Shares in respect of which such deposit shall have been made shall be deemed to be redeemed on the applicable Series 4 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part (after taking into account any amounts deducted or withheld on account of tax in respect of such holder) of the Redemption Price or the Subsequent Redemption Price, as the case may be, so deposited upon presentation and surrender of the certificate or certificates representing the Series 4 Shares so redeemed. Any interest on any such deposit shall belong to the Corporation. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the applicable Series 4 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, may be reclaimed and used by the Corporation for its own purposes.

6

5.6           Conversion Rights

Holders of Series 4 Shares shall have the right, at their option, on September 30, 2019 and on each September 30 every fifth year thereafter (each a “Series 4 Conversion Date”), to convert, subject to the automatic conversion and restrictions on conversion described under Section 5.9 and Section 6.2, respectively, and the payment or delivery to the Corporation of evidence of payment of tax (if any) payable, all or any of their Series 4 Shares registered in their name into Cumulative Rate Reset First Preferred Shares, Series 3 (the “Series 3 Shares”) on the basis of one Series 3 Share for each Series 4 Share. If a Series 4 Conversion Date would otherwise fall on a day that is not a business day, such Series 4 Conversion Date shall be the immediately following business day. Notice of a holder’s intention to convert Series 4 Shares (the “Election Notice”) is irrevocable and must be received by the Corporation not earlier than the 30th day prior to, but not later than 5:00 p.m. (Montreal time) on the 15th day preceding the relevant Series 4 Conversion Date.

If the Corporation does not receive an Election Notice from a holder of Series 4 Shares during the notice period therefore, then the Series 4 Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.9.)

5.7           Notice of Conversion

The Corporation shall, not more than 60 and not less than 30 days prior to each Series 4 Conversion Date, give notice in writing to the then registered holders of the Series 4 Shares of the conversion right under Section 5.6, together with the form of Election Notice. On the 30th day prior to each Series 4 Conversion Date, the Corporation shall give notice in writing to the then registered holders of the Series 4 Shares of the Floating Quarterly Dividend Rate for the next Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series 3 Shares for the next Subsequent Fixed Rate Period.

If the Corporation gives notice to the registered holders of the Series 4 Shares of the redemption of all the Series 4 Shares, the Corporation shall not be required to give notice as provided hereunder to the registered holders of the Series 4 Shares of any dividend rates or of the conversion right of holders of Series 4 Shares and the right of any holder of Series 4 Shares to convert such shares shall terminate.

5.8           Delivery of Share Certificates on Conversion

Subject to Section 5.10, in the case of conversion of Series 4 Shares into Series 3 Shares, on and after the applicable Series 4 Conversion Date the Corporation shall deliver to each holder of Series 4 Shares so called for conversion a certificate representing the number of the holder’s Series 3 Shares on presentation and delivery by the holder at the principal transfer office of the Transfer Agent in the city of Montreal, or such other place or places in Canada designated in the notice of conversion, of the certificate or certificates representing the Series 4 Shares so called for conversion. Subject to Section 5.10, the Corporation shall deliver or cause to be delivered certificates representing such Series 3 Shares registered in the name of the holders of Series 4 Shares to be converted, or as such holders shall have directed in the Election Notice. Series 4 Shares so converted shall be converted effective on the applicable Series 4 Conversion Date. From and after the applicable Series 4 Conversion Date, the holders of Series 4 Shares so converted shall cease to be entitled to dividends on such Series 4 Shares or to exercise any of the rights of holders of Series 4 Shares in respect of such shares except the right to receive therefor a certificate representing the number of the holders’ Series 3 Shares, and the holders thereof shall become holders of Series 3 Shares of record, effective on the applicable Series 4 Conversion Date, provided however that if the Corporation does not deliver certificates representing Series 3 Shares in accordance herewith, the rights of the holders of Series 4 Shares, including the rights to receive dividends on the Series 4 Shares, shall remain unimpaired. If less than all the Series 4 Shares represented by any certificate shall be exchanged, a new certificate for the balance shall be issued without cost to the holder.

7

5.9           Automatic Conversion

If the Corporation determines that there would remain outstanding on a Series 4 Conversion Date less than 1,000,000 Series 4 Shares, after having taken into account all Series 4 Shares tendered for conversion into Series 3 Shares and all Series 3 Shares tendered for conversion into Series 4 Shares, then, all, but not part, of the remaining outstanding Series 4 Shares shall automatically be converted into Series 3 Shares on the basis of one Series 3 Share for each Series 4 Share on the applicable Series 4 Conversion Date. The Corporation shall give notice in writing of the automatic conversion to all registered holders of the Series 4 Shares at least seven days prior to the applicable Series 4 Conversion Date.

5.10           Non-Residents

Upon exercise by a registered holder of its right to convert its Series 4 Shares into Series 3 Shares and upon an automatic conversion of Series 4 Shares into Series 3 Shares, the Corporation reserves the right not to deliver Series 3 Shares to any person whose address is in, or whom the Corporation or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require the Corporation to take any action to comply with the securities or analogous laws of such jurisdiction.

5.11           Purchase for Cancellation

Subject to applicable laws and to the provisions described in Article 6, the Corporation may at any time purchase (if obtainable) for cancellation the whole or any part of the Series 4 Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, by private agreement, pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of Series 4 Shares or otherwise, at the lowest price or prices at which in the opinion of the Board of Directors, such shares are obtainable.

ARTICLE 6
RESTRICTIONS ON DIVIDENDS, RETIREMENT AND CONVERSION OF SHARES

6.1           Restrictions on Dividends and Retirement of Shares

Unless all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on outstanding Series 4 Shares and all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on all other outstanding shares ranking senior to or on parity with the Series 4 Shares have been declared and paid or set apart for payment the Corporation shall not, without the approval of the holders of outstanding Series 4 Shares, voting as a series:

8

•
declare, pay or set apart for payment any dividends on any of its shares ranking as to dividends on parity with or junior to the Series 4 Shares (other than stock dividends payable in shares of the Corporation ranking as to dividends and capital junior to the Series 4 Shares);

•
except in connection with the exercise of a retraction privilege attaching thereto or except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital junior to the Series 4 Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any of its shares ranking as to capital on parity with or junior to the Series 4 Shares;

•
except in connection with the exercise of a retraction privilege attaching thereto, redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series 4 Shares then outstanding;

•	issue additional shares ranking as to the payment of dividends or capital senior to the Series 4 Shares; or

•
except where the net cash proceeds of an issue of shares ranking as to the payment of dividends or capital junior to Series 4 Shares are used to pay all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on the Series 4 Shares if any, or except pursuant to the exercise of stock options or otherwise under the Corporation’s security-based compensation arrangements in effect at any time and from time to time, issue any additional shares ranking as to dividends or capital junior to the Series 4 Shares.

6.2           Restrictions on Conversion

Holders of Series 4 Shares shall not be entitled to convert their shares into Series 3 Shares if the Corporation determines that there would remain outstanding on a Series 4 Conversion Date less than 1,000,000 Series 3 Shares after having taken into account all Series 4 Shares tendered for conversion into Series 3 Shares and all Series 3 Shares tendered for conversion into Series 4 Shares. The Corporation shall give notice in writing of their inability to convert their Series 4 Shares to all registered holders of the Series 4 Shares at least seven days prior to the applicable Series 4 Conversion Date.

9

ARTICLE 7
ELECTION UNDER THE INCOME TAX ACT

7.1           Election Under the Income Tax Act (Canada)

The Corporation and any successor corporation, including for greater certainty any corporation resulting from the amalgamation of the Corporation with another corporation in the course of the conversion of the Yellow Pages Income Fund trust structure into a corporate structure, shall elect under Section 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay or cause payment of tax under Section 191.1 of such Act, or any successor or replacement provision of similar effect at a rate such that no corporate holder of the Series 4 Shares will be required to pay tax on dividends received on the Series 4 Shares under Section 187.2 of Part IV. 1 of such Act or any successor or replacement provision of similar effect. Such election shall be made every time the relevant terms and conditions of the Series 4 Shares are modified or any relevant agreement to which the Corporation and any successor corporation is a party is changed or entered into. For greater certainty, the undertaking to pay tax at a rate such that no corporate holder of Series 4 Shares will be required to pay tax on dividends received shall bind any successor corporation and such tax shall be paid at the same rate as the tax rate payable on dividends that are paid on other series of shares having similar features. Such election shall be made in the manner prescribed by such Act and shall be filed within the time provided under Section 191.2(1)(a) of such Act. For the purposes of Section 191(4) of such Act, $25.00 is hereby specified in respect of each Series 4 Share.

ARTICLE 8
BOOK-ENTRY ONLY SECURITIES

Registration of interests in and transfers of the Series 4 Shares will only be made through the book-entry only system administered by CDS, the whole subject to applicable law. The Corporation shall deliver to CDS a certificate evidencing the aggregate number of Series 4 Shares issued. Series 4 Shares must be acquired, transferred and surrendered for redemption, conversion or retraction through a participant in CDS (a “CDS Participant”). All rights of an owner of Series 4 Shares must be exercised through, and all payments or other property to which such owner is entitled will be made or delivered by, CDS or the CDS Participant through which the owner holds Series 4 Shares. Upon an acquisition of any Series 4 Shares, the owner will receive only the customary confirmation.

The Corporation has the option to terminate registration of the Series 4 Shares through the book-entry only system, in which event certificates for Series 4 Shares in fully registered form will be issued to the beneficial owners of such shares or their nominees.

10

ARTICLE 9
NOTICE

9.1           Notice

Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series 4 Shares at their respective addresses appearing on the books of the Corporation, or, in the case of joint holders, to the address of the holder whose name appears first on the books of the Corporation as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series 4 Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series 4 Shares pursuant to this Section 9.1 is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(b)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

11

9.2           Interpretation

In the event that any day on which any dividend on the Series 4 Shares is payable or on or by which any other action is requited to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day.

All references herein to a holder of Series 4 Shares shall be interpreted as referring to a registered holder of the Series 4 Shares.

ARTICLE 10
MODIFICATION

10.1           Modification

The provisions attaching to the Series 4 Shares as a series may be deleted, varied, modified, amended or amplified from time to time with such approval as may then be required by the Canada Business Corporations Act, with any such approval to be given in accordance with Article 11 and with any required approvals of any stock exchanges on which the Series 4 Shares may be listed.

ARTICLE 11
APPROVAL OF HOLDERS OF SERIES 4 SHARES

11.1           Approval of Holders of Series 4 Shares

Except as otherwise provided herein, any approval of the holders of the Series 4 Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holders of at least 25% of the outstanding Series 4 Shares are present in person or represented by proxy. If at any such meeting the holder(s) of a majority of the outstanding Series 4 Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days written notice shall.be given of such adjourned meeting. At such adjourned meeting, the holder(s) of Series 4 Shares present in person or represented by proxy shall form the necessary quorum and may transact the business, for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series 4 Shares.

12

11.2           Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series 4 Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of Series 4 Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series 4 Shares held.

ARTICLE 12
RIGHTS ON LIQUIDATION

In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series 4 Shares, the holders of Series 4 Shares shall be entitled to payment of an amount equal to $25.00 per Series 4 Share, together with an amount equal to all accrued and unpaid dividends up to but excluding the date fixed for payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the registered holders of any shares of the Corporation ranking junior as to capital to the Series 4 Shares. After payment of such amounts, the holders of Series 4 Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 13
WITHHOLDING AND TRANSFER TAXES

13.1           Withholding Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-4, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted and withheld on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series 4 Shares, including on the redemption, conversion or purchase of the Series 4 Shares. To the extent that any amounts are withheld, such withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of whom such withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of any shares otherwise deliverable to a holder of Series 4 Shares on the conversion of such Series 4 Shares in order to meet this withholding requirement.

13.2           Transfer Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-4, the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom Series 3 Shares are issued in connection with the conversion of Series 4 Shares into Series 3 Shares, in respect of the issuance of such Series 3 Shares or the certificate therefore, or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the holder of the Series 4 Shares or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

13

INDUSTRY CANADA

SCHEDULE A-5
INFORMATION REGARDING ARTICLES OF ARRANGEMENT OF
YELLOW MEDIA INC.
YELLOW MEDIA INC. (the “Corporation”)
Canada Business Corporations Act

RIGHTS, PRIVILEGES, RESTRICTIONS
AND CONDITIONS ATTACHING TO THE
CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES 5

The fifth series of Cumulative Redeemable First Preferred Shares (the “First Preferred Shares”) shall consist of up to 5,750,000 First Preferred Shares, which shares shall be designated as Cumulative Rate Reset First Preferred Shares, Series 5 (the “Series 5 Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

ARTICLE 1
DEFINITIONS

The following definitions are relevant to the Series 5 Shares.

“accrued and unpaid dividends” means the aggregate of: (i) all unpaid dividends on the Series 5 Shares; and (ii) the amount calculated as though dividends on each Series 5 Share had been accruing on a day-to-day basis from and including the date on which the last dividend was payable up to and including the date to which the computation of accrued dividends is to be made.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the annual rate (expressed as a percentage rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the Government of Canada Bond Yield on the applicable Fixed Rate Calculation Date plus 4.26%.

“Bloomberg Screen GCAN5YR Page” means the display designated on page “GCAN5YR<INDEX>“ on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service for purposes of displaying Government of Canada Bond Yields).

“business day” means a day of the week other than a Saturday or a Sunday or on a day on which banking institutions in Toronto, Canada are authorized or obligated to close.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 4.26% per annum (calculated on the basis of the actual number of days in such Quarterly Floating Rate Period divided by 365).

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Bond Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Montreal time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Bond Yield shall mean the arithmetic average of the yields quoted to the Corporation by two registered Canadian investment dealers selected by the Corporation as being the annual yield to maturity on such date, compounded semi-annually, which a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity of five years.

“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Initial Fixed Rate Period” means the period from and including the date of the initial issuance of the Series 5 Shares to, but excluding, June 30,2015.

“Quarterly Commencement Date” means the last day of March, June, September and December in each year, commencing June 30, 2015.

“Quarterly Floating Rate Period” means the period from and including June 30, 2015 to, but excluding, the next Quarterly Commencement Date, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to, but excluding, the next Quarterly Commencement Date.

“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding- up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation.

2

“Subsequent Fixed Rate Period” means the period from and including June 30, 2015 to, but excluding, June 30, 2020 and each five year period thereafter from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period to, but excluding, June 30 in the fifth year thereafter.

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills using the three- month average results, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

“Transfer Agent” means CIBC Mellon Trust Company at its principal transfer office in Montreal, Quebec, its successors and assigns.

ARTICLE 2
ISSUE PRICE

The consideration for which each Series 5 Share shall be issued is $25.00 and, upon payment of such consideration, each such share shall be issued as fully paid and non-assessable.

ARTICLE 3
DIVIDENDS

3.1           Dividend Payment Dates and Dividend Periods

During the Initial Fixed Rate Period, the holders of the Series 5 Shares shall be entitled to receive fixed, cumulative, preferential cash dividends, as and when declared by the board of directors of the Corporation (the “Board of Directors”), out of moneys of the Corporation properly applicable to the payment of dividends, payable quarterly on the third last business day of each of March, June, September and December in each year at a per annum rate of 6.90%, or $1,725 per Series 5 Share per annum. The first such dividend, if declared, shall be paid on March 29, 2010, and, assuming an issue date of December 22, 2009, shall amount to $0.45842 per share.

During each Subsequent Fixed Rate Period, the holders of the Series 5 Shares shall be entitled to receive fixed cumulative preferential cash dividends payable quarterly on the third last business day of each of March, June, September and December in each year, in an amount per share per annum determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00. The holders of Series 5 Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

The Corporation shall determine the Annual Fixed Dividend Rate applicable to a Subsequent Fixed Rate Period on the Fixed Rate Calculation Date. Such determination will, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series 5 Shares. The Corporation shall, on the relevant Fixed Rate Calculation Date, give written notice of the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period to the registered holders of Series 5 Shares.

Payments of dividends and other amounts in respect of the Series 5 Shares shall be made by the Corporation to CDS, or its nominee, as the case may be, as registered holder of the Series 5 Shares. As long as CDS, or its nominee, is the registered holder of the Series 5 Shares, CDS, or its nominee, as the case may be, shall be considered the sole owner of the Series 5 Shares for the purposes of receiving payment on the Series 5 Shares.

3

3.2           Payment Procedure

The Corporation shall pay the dividends on the Series 5 Shares (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by cheque(s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series 5 Shares (in the manner provided for in Section 9.1) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

ARTICLE 4
VOTING RIGHTS

4.1           Voting Rights

Except as otherwise required by law or in the conditions attaching to the First Preferred Shares as a class, the holders of Series 5 Shares shall not be entitled to receive notice of, or to attend or to vote at any meeting of shareholders of the Corporation, for greater certainty, including at any meeting relating to a proposal to effect an exchange of the Series 5 Shares by way of amalgamation or plan of arrangement involving the Corporation provided that the rights, privileges, restrictions and conditions of the Series 5 Shares are not removed or changed and provided that no class of shares of the Corporation superior to the Series 5 Shares is created or are otherwise negatively impacted, unless and until the Corporation shall have failed to pay the dividends accrued and payable for any eight quarters, whether or not consecutive and whether or not such dividends have been declared on the Series 5 Shares and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends, at the applicable dividend rate for such shares in accordance with the terms thereof. In the event of such non-payment, the holders of the Series 5 Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than meetings at which only holders of another specified class or series are entitled to vote), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all of the Corporation’s other shareholders entitled to vote at such meeting on the basis of one vote in respect of each Series 5 Share held by each such holder. The voting rights of the holders of Series 5 Shares shall forthwith cease upon payment by the Corporation of all accrued but unpaid dividends on the Series 5 Shares until such time as the Corporation may again fail to pay the applicable dividend for any eight quarters, in which case such voting rights shall become effective again and so on from time to time under the provisions of this Article 4.

4

ARTICLE 5
REDEMPTION, CONVERSION AND PURCHASE

5.1           General

Subject to Article 6, and to the extent permitted by applicable law, the Series 5 Shares may be redeemed, converted or purchased by the Corporation or converted by the holder as provided in this Article 5 but not otherwise.

5.2           Corporation’s Redemption Rights

The Series 5 Shares shall not be redeemable prior to June 30, 2015. Subject to Section 6.1, on June 30, 2015 and on each June 30 every fifth year thereafter (each a “Series 5 Redemption Date”), the Corporation may redeem all or any part of the outstanding Series 5 Shares, at the Corporation’s option, by the payment of an amount in cash of $25.00 per share so redeemed together with all declared and unpaid dividends to, but excluding, the Series 5 Redemption Date (less tax, if any, required to be deducted and withheld) (the “Redemption Price”). If a Series 5 Redemption Date would otherwise fall on a day that is not a business day, such Series 5 Redemption Date shall be the immediately following business day.

The Series 5 Shares do not have a fixed maturity date and are not redeemable at the option of the holders of Series 5 Shares.

Where a part only of the then outstanding Series 5 Shares is at any time to be redeemed, the Series 5 Shares shall be redeemed pro rata disregarding fractions, or, if such shares are at such time listed on a stock exchange, with the consent of any such stock exchange, in such manner as the Board of Directors in its sole discretion may, by resolution, determine.

5.3           Notice of Redemption

The Corporation shall give written notice of any redemption not more than 60 days and not less than 30 days prior to the applicable Series 5 Redemption Date to each person who at the date of giving such notice is the registered holder of Series 5 Shares. Such notice shall be sent in accordance with Section 9.1 and shall set out the number of such Series 5 Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price.

5

5.4           Payment of Redemption Price

The Corporation shall on the applicable Series 5 Redemption Date pay or cause to be paid to the registered holders of the Series 5 Shares so called for redemption the Redemption Price therefor on presentation and delivery at the principal transfer office of the Transfer Agent in the city of Montreal or such other place or places in Canada designated in the notice of redemption, of the certificate or certificates representing the Series 5 Shares so called for redemption. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Redemption Price and such electronic transfer of funds or the delivery or mailing of such cheque shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the holders of Series 5 Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. From and after the applicable Series 5 Redemption Date, the holders of Series 5 Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series 5 Shares in respect of such shares except the right to receive therefor the Redemption Price, provided that if payment of such Redemption Price is not made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired. If less than all the Series 5 Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without cost to the holder. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the applicable Series 5 Redemption Date may be reclaimed and used by the Corporation for its own purposes.

5.5           Deposit of Redemption Price

The Corporation shall have the right, at any time after mailing a notice of redemption, to deposit the aggregate Redemption Price of the Series 5 Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank or trust company named in the notice of redemption its trust for the holders of such shares, and upon such deposit being made or upon the applicable Series 5 Redemption Date, whichever is the later, the Series 5 Shares in respect of which such deposit shall have been made shall be deemed to be redeemed on the applicable Series 5 Redemption Date and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part (after taking into account any amounts deducted or withheld on account of tax in respect of such holder) of the Redemption Price so deposited upon presentation and surrender of the certificate or certificates representing the Series 5 Shares so redeemed. Any interest on any such deposit shall belong to the Corporation. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the applicable Series 5 Redemption Date may be reclaimed and used by the Corporation for its own purposes.

5.6           Conversion Rights

Holders of Series 5 Shares shall have the right, at their option, on June 30, 2015 and on each June 30 every fifth year thereafter (each a “Series 5 Conversion Date”), to convert, subject to the automatic conversion and restrictions on conversion described under Section 5.9 and Section 6.2, respectively, and the payment or delivery to the Corporation of evidence of payment of the tax (if any) payable, all or any of their Series 5 Shares registered in their name into Cumulative Floating Rate First Preferred Shares, Series 6 (the “Series 6 Shares”) on the basis of one Series 6 Share for each Series 5 Share. If a Series 5 Conversion Date would otherwise fall on a day that is not a business day, such Series 5 Conversion Date shall be the immediately following business day. Notice of a holder’s intention to convert Series 5 Shares (the “Election Notice”) is irrevocable and must be received by the Corporation not earlier than the 30th day prior to, but not later than 5:00 p.m. (Montreal time) on the 15th day preceding the relevant Series 5 Conversion Date.

6

If the Corporation does not receive an Election Notice from a holder of Series 5 Shares during the notice period therefore, then the Series 5 Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.9.)

5.7           Notice of Conversion

The Corporation shall, not more than 60 and not less than 30 days prior to each Series 5 Conversion Date, give notice in writing to the then registered holders of the Series 5 Shares of the conversion right under Section 5.6, together with the form of Election Notice. On the 30th day prior to each Series 5 Conversion Date, the Corporation shall give notice in writing to the then registered holders of the Series 5 Shares of the Annual Fixed Dividend Rate for the next Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate applicable to the Series 6 Shares for the next Quarterly Floating Rate Period.

If the Corporation gives notice to the registered holders of the Series 5 Shares of the redemption of all the Series 5 Shares, the Corporation shall not be required to give notice as provided hereunder to the registered holders of the Series 5 Shares of any dividend rates or of the conversion right of holders of Series 5 Shares and the right of any holder of Series 5 Shares to convert such shares shall terminate.

5.8           Delivery of Share Certificates on Conversion

Subject to Section 5.10, in the case of conversion of Series 5 Shares into Series 6 Shares, on and after the applicable Series 5 Conversion Date the Corporation shall deliver to each holder of Series 5 Shares so called for conversion a certificate representing the number of the holder’s Series 6 Shares on presentation and delivery by the holder at the principal transfer office of the Transfer Agent in the city of Montreal, or such other place or places in Canada designated in the notice of conversion, of the certificate or certificates representing the Series 5 Shares so called for conversion. Subject to Section 5.10, the Corporation shall deliver or cause to be delivered certificates representing such Series 6 Shares registered in the name of the holders of Series 5 Shares to be converted, or as such holders shall have directed in the Election Notice. Series 5 Shares so converted shall be converted effective on the applicable Series 5 Conversion Date. From and after the applicable Series 5 Conversion Date, the holders of Series 5 Shares so converted shall cease to be entitled to dividends on such Series 5 Shares or to exercise any of the rights of holders of Series 5 Shares in respect of such shares except the right to receive therefor a certificate representing the number of the holders’ Series 6 Shares, and the holders thereof shall become holders of Series 6 Shares of record, effective on the applicable Series 5 Conversion Date, provided however that if the Corporation does not deliver certificates representing Series 6 Shares in accordance herewith, the rights of the holders of Series 5 Shares, including the rights to receive dividends on the Series 5 Shares, shall remain unimpaired. If less than all the Series 5 Shares represented by any certificate shall be exchanged, a new certificate for the balance shall be issued without cost to the holder.

7

5.9           Automatic Conversion

If the Corporation determines that there would remain outstanding on a Series 5 Conversion Date less than 1,000,000 Series 5 Shares, after having taken into account all Series 5 Shares tendered for conversion into Series 6 Shares and all Series 6 Shares tendered for conversion into Series 5 Shares, then, all, but not part, of the remaining outstanding Series 5 Shares shall automatically be converted into Series 6 Shares on the basis of one Series 6 Share for each Series 5 Share on the applicable Series 5 Conversion Date. The Corporation shall give notice in writing of the automatic conversion to all registered holders of the Series 5 Shares at least seven days prior to the applicable Series 5 Conversion Date.

5.10           Non-Residents

Upon exercise by a registered holder of its right to convert its Series 5 Shares into Series 6 Shares and upon an automatic conversion of Series 5 Shares into Series 6 Shares, the Corporation reserves the right not to deliver Series 6 Shares to any person whose address is in, or whom the Corporation or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require the Corporation to take any action to comply with the securities or analogous laws of such jurisdiction.

5.11           Purchase for Cancellation

Subject to applicable laws and to the provisions described in Article 6, the Corporation may at any time purchase (if obtainable) for cancellation the whole or any part of the Series 5 Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, by private agreement, pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of Series 5 Shares or otherwise, at the lowest price or prices at which in the opinion of the Board of Directors, such shares are obtainable.

ARTICLE 6
RESTRICTIONS ON DIVIDENDS, RETIREMENT AND CONVERSION OF SHARES

6.1           Restrictions on Dividends and Retirement of Shares

Unless all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on outstanding Series 5 Shares and all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on all other outstanding shares ranking senior to or on parity with the Series 5 Shares have been declared and paid or set apart for payment, the Corporation shall not, without the approval of the holders of outstanding Series 5 Shares, voting as a series:

•
declare, pay or set apart for payment any dividends on any of its shares ranking as to dividends on parity with or junior to the Series 5 Shares (other than stock dividends payable in shares of the Corporation ranking as to dividends and capital junior to the Series 5 Shares);

•
except in connection with the exercise of a retraction privilege attaching thereto or except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital junior to the Series 5 Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any of its shares ranking as to capital on parity with or junior to the Series 5 Shares;

•
except in connection with the exercise of a retraction privilege attaching thereto, redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series 5 Shares then outstanding;

•	a issue additional shares ranking as to the payment of dividends or capital senior to the Series 5 Shares; or

8

•
except where the net cash proceeds of an issue of shares ranking as to the payment of dividends or capital junior to Series 5 Shares are used to pay all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on the Series 5 Shares if any, or except pursuant to the exercise of stock options or otherwise under the Corporation’s security-based compensation arrangements in effect at any time and from time to time, issue any additional shares ranking as to dividends or capital junior to the Series 5 Shares.

6.2           Restrictions on Conversion

Holders of Series 5 Shares shall not be entitled to convert their shares into Series 6 Shares if the Corporation determines that there would remain outstanding on a Series 5 Conversion Date less them 1,000,000 Series 6 Shares after having taken into account all Series 5 Shares tendered for conversion into Series 6 Shares and all Series 6 Shares tendered for conversion into Series 5 Shares. The Corporation shall give notice in writing of their inability to convert their Series 5 Shares to all registered holders of the Series 5 Shares at least seven days prior to the applicable Series 5 Conversion Date.

ARTICLE 7
ELECTION UNDER THE INCOME TAX ACT

7.1           Election Under the Income Tax Act (Canada)

The Corporation and any successor corporation, including for greater certainty any corporation resulting from the amalgamation of the Corporation with another corporation in the course of the conversion of the Yellow Pages Income Fund trust structure into a corporate structure, shall elect under Section 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay or cause payment of tax under Section 191.1 of such Act, or any successor or replacement provision of similar effect at a rate such that no corporate holder of the Series 5 Shares will be required to pay tax on dividends received on the Series 5 Shares under Section 187.2 of Part IV.l of such Act or any successor or replacement provision of similar effect. Such election shall be made every time the relevant terms and conditions of the Series 5 Shares are modified or any relevant agreement to which the Corporation and any successor corporation is a party is changed or entered into. For greater certainty, the undertaking to pay tax at a rate such that no corporate holder of Series 5 Shares will be required to pay tax on dividends received shall bind any successor corporation and such tax shall be paid at the same rate as the tax rate payable on dividends that are paid on other series of shares having similar features. Such election shall be made in the manner prescribed by such Act and shall be filed within the time provided under Section 191.2(l)(a) of such Act. For the purposes of Section 191(4) of such Act, $25.00 is hereby specified in respect of each Series 5 Share.

9

ARTICLE 8
BOOK-ENTRY ONLY SECURITIES

Registration of interests in and transfers of the Series 5 Shares will only be made through the book-entry only system administered by CDS, the whole subject to applicable law. The Corporation shall deliver to CDS a certificate evidencing the aggregate number of Series 5 Shares issued. Series 5 Shares must be acquired, transferred and surrendered for redemption, conversion or retraction through a participant in CDS (a “CDS Participant”). All rights of an owner of Series 5 Shares must be exercised through, and all payments or other property to which such owner is entitled will be made or delivered by, CDS or the CDS Participant through which the owner holds Series 5 Shares. Upon an acquisition of any Series 5 Shares, the owner will receive only the customary confirmation.

The Corporation has the option to terminate registration of the Series 5 Shares through the book-entry only system, in which event certificates for Series 5 Shares in fully registered form will be issued to the beneficial owners of such shares or their nominees.

ARTICLE 9
NOTICE

9.1           Notice

Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series 5 Shares at their respective addresses appearing on the books of the Corporation, or, in the case of joint holders, to the address of the holder whose name appears first on the books of the Corporation as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series 5 Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series 5 Shares pursuant to this Section 9.1 is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

10

If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(b)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Montreal, and such cheque and/ or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

9.2           Interpretation

In the event that any day on which any dividend on the Series 5 Shares is payable or on or by which any other action is requited to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day.

All references herein to a holder of Series 5 Shares shall be interpreted as referring to a registered holder of the Series 5 Shares.

ARTICLE 10
MODIFICATION

10.1           Modification

The provisions attaching to the Series 5 Shares as a series may be deleted, varied, modified, amended or amplified from time to time with such approval as may then be required by the Canada Business Corporations Act, with any such approval to be given in accordance with Article 11 and with any required approvals of any stock exchanges on which the Series 5 Shares may be listed.

11

ARTICLE 11
APPROVAL OF HOLDERS OF SERIES 5 SHARES

11.1           Approval of Holders of Series 5 Shares

Except as otherwise provided herein, any approval of the holders of the Series 5 Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holder(s) of at least 25% of the outstanding Series 5 Shares are present in person or represented by proxy. If at any such meeting the holder(s) of at least 25% of the outstanding Series 5 Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days written notice shall be given of such adjourned meeting. At such adjourned meeting, the holder(s) of Series 5 Shares present in person or represented by proxy shall form the necessary quorum and may transact the business, for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series 5 Shares.

11.2           Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series 5 Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of Series 5 Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series 5 Share held.

ARTICLE 12
RIGHTS ON LIQUIDATION

In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series 5 Shares, the holders of Series 5 Shares shall be entitled to payment of an amount equal to $25.00 per Series 5 Share, together with an amount equal to all accrued and unpaid dividends up to but excluding the date fixed for payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the registered holders of any shares of the Corporation ranking junior as to capital to the Series 5 Shares. After payment of such amounts, the holders of Series 5 Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

12

ARTICLE 13
WITHHOLDING AND TRANSFER TAXES

13.1           Withholding Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-5, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted and withheld on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series 5 Shares, including on the redemption, conversion or purchase of the Series 5 Shares. To the extent that any amounts are withheld, such withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of whom such withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of any shares otherwise deliverable to a holder of Series 5 Shares on the conversion of such Series 5 Shares in order to meet this withholding requirement.

13.2           Transfer Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-5, tine Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom Series 6 Shares are issued in connection with the conversion of Series 5 Shares into Series 6 Shares, in respect of the issuance of such Series 6 Shares or the certificate therefore, or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the holder of the Series 5 Shares or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

13

INDUSTRY CANADA

SCHEDULE A-6
INFORMATION REGARDING ARTICLES OF ARRANGEMENT OF
YELLOW MEDIA INC.
YELLOW MEDIA INC. (the “Corporation”)
Canada Business Corporations Act

RIGHTS, PRIVILEGES, RESTRICTIONS
AND CONDITIONS ATTACHING TO THE
CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES 6

The sixth series of Cumulative Redeemable First Preferred Shares (the “First Preferred Shares”) shall consist of up to 5,750,000 First Preferred Shares, which shares shall be designated as Cumulative Floating Rate First Preferred Shares, Series 6 (the “Series 6 Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

ARTICLE 1
DEFINITIONS

The following definitions are relevant to the Series 6 Shares.

“accrued and unpaid dividends” means the aggregate of: (i) all unpaid dividends on the Series 6 Shares; and (ii) the amount calculated as though dividends on each Series 6 Share had been accruing on a day-to-day basis from and including the date on which the last dividend was payable up to and including the date to which the computation of accrued dividends is to be made.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the annual rate (expressed as a percentage rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the Government of Canada Bond Yield on the applicable Fixed Rate Calculation Date plus 4.26%.

“Bloomberg Screen GCAN5YR Page” means the display designated on page “GCAN5YR<INDEX>“ on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service for purposes of displaying Government of Canada Bond Yields).

“business day” means a day of the week other than a Saturday or a Sunday or on a day on which banking institutions in Toronto, Canada are authorized or obligated to close.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

“Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 4.26% per annum (calculated on the basis of the actual number of days in such Quarterly Floating Rate Period divided by 365).

“Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Bond Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Montreal time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Bond Yield shall mean the arithmetic average of the yields quoted to the Corporation by two registered Canadian investment dealers selected by the Corporation as being the annual yield to maturity on such date, compounded semi-annually, which a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity of five years.

“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

“Quarterly Commencement Date” means the last day of March, June, September and December in each year, commencing June 30,2015.

“Quarterly Floating Rate Period” means the period from and including June 30, 2015 to, but excluding, the next Quarterly Commencement Date, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to, but excluding, the next Quarterly Commencement Date.

“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding- up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation.

“Subsequent Fixed Rate Period” means the period from and including June 30, 2015 to, but excluding, June 30, 2020 and each five year period thereafter from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period to, but excluding, June 30 in the fifth year thereafter.

2

“T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills using the three- month average results, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

“Transfer Agent” means CIBC Mellon Trust Company at its principal transfer office in Montreal, Quebec, its successors and assigns.

ARTICLE 2
ISSUE PRICE

The issue price per Series 6 Share shall be $25.00.

ARTICLE 3
DIVIDENDS

3.1           Dividend Payment Dates and Dividend Periods

The holders of the Series 6 Shares shall be entitled to receive quarterly floating rate, cumulative, preferential cash dividends, as and when declared by the board of directors of the Corporation (the “Board of Directors”), out of moneys of the Corporation properly applicable to the payment of dividends, payable on the third last business day of each of March, June, September and December in each year. Such quarterly cash dividends shall be in an amount per share determined by multiplying the applicable Floating Quarterly Dividend Rate by $25.00.

The Floating Quarterly Dividend Rate for each Quarterly Floating Rate Period shall be determined by the Corporation on the relevant Floating Rate Calculation Date. Such determination shall, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series 6 Shares. The holders of Series 6 Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

Payments of dividends and other amounts in respect of the Series 6 Shares shall be made by the Corporation to CDS, or its nominee, as the case may be, as registered holder of the Series 6 Shares. As long as CDS, or its nominee, is the registered holder of the Series 6 Shares, CDS, or its nominee, as the case may be, shall be considered the sole owner of the Series 6 Shares for the purposes of receiving payment on the Series 6 Shares.

3

3.2           Payment Procedure

The Corporation shall pay the dividends on the Series 6 Shares (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by cheque(s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series 6 Shares (in the manner provided for in Section 9.1) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

ARTICLE 4
VOTING RIGHTS

4.1           Voting Rights

Except as otherwise required by law or in the conditions attaching to the First Preferred Shares as a class, the holders of Series 6 Shares shall not be entitled to receive notice of, or to attend or to vote at any meeting of shareholders of the Corporation, for greater certainty, including at any meeting relating to a proposal to effect an exchange of the Series 6 Shares by way of amalgamation or plan of arrangement involving the Corporation provided that the rights, privileges, restrictions and conditions of the Series 6 Shares are not removed or changed and provided that no class of shares of the Corporation superior to the Series 6 Shares is created or are otherwise negatively impacted, unless and until the Corporation shall have failed to pay the dividends accrued and payable for any eight quarters, whether or not consecutive and whether or not such dividends have been declared on the Series 6 Shares and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends, at the applicable dividend rate for such shares in accordance with the terms thereof. In the event of such non-payment, the holders of the Series 6 Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than meetings at which only holders of another specified class or series are entitled to vote), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all of the Corporation’s other shareholders entitled to vote at such meeting on the basis of one vote in respect of each Series 6 Share held by each such holder. The voting rights of the holders of Series 6 Shares shall forthwith cease upon payment by the Corporation of all accrued but unpaid dividends on the Series 6 Shares until such time as the Corporation may again fail to pay the applicable dividend for any eight quarters, in which case such voting rights shall become effective again and so on from time to time under the provisions of this Article 4.

4

ARTICLE 5
REDEMPTION, CONVERSION AND PURCHASE

5.1           General

Subject to Article 6, and to the extent permitted by applicable law, the Series 6 Shares may be redeemed, converted or purchased by the Corporation or converted by the holder as provided in this Article 5 but not otherwise.

5.2           Corporation’s Redemption Rights

Subject to Section 6.1, on June 30, 2020 and on each June 30 every fifth year thereafter (each a “Series 6 Redemption Date”), the Corporation may redeem all or any part of the outstanding Series 6 Shares, at the Corporation’s option, by the payment of an amount in cash of $25.00 per share so redeemed together with all declared and unpaid dividends to, but excluding, the Series 6 Redemption Date (less tax, if any, required to be deducted and withheld) (the “Redemption Price”). If a Series 6 Redemption Date would otherwise fall on a day that is not a business day, such Series 6 Redemption Date shall be the immediately following business day.

On any date after June 30, 2015 that is not a Series 6 Redemption Date (the “Subsequent Redemption Date”), the Corporation may redeem all or any part of the outstanding Series 6 Shares, at the Corporation’s option, by the payment of an amount in cash of $25.50 per share together with all declared and unpaid dividends to, but excluding, the Subsequent Redemption Date (less tax, if any, required to be deducted and withheld) (the “Subsequent Redemption Price”).

The Series 6 Shares do not have a fixed maturity date and are not redeemable at the option of the holders of Series 6 Shares.

Where a part only of the then outstanding Series 6 Shares is at any time to be redeemed, the Series 6 Shares shall be redeemed pro rata disregarding fractions, or, if such shares are at such time listed on a stock exchange, with the consent of any such stock exchange, in such manner as the Board of Directors in its sole discretion may, by resolution, determine.

5.3           Notice of Redemption

The Corporation shall give written notice of any redemption not more than 60 days and not less than 30 days prior to the applicable Series 6 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, to each person who at the date of giving such notice is the registered holder of Series 6 Shares. Such notice shall be sent in accordance with Section 9.1 and shall set out the number of such Series 6 Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price.

5

5.4           Payment of Redemption Price

The Corporation shall on the applicable Series 6 Redemption Date or on the applicable Subsequent Redemption Date, as the case may be, pay or cause to be paid to the registered holders of the Series 6 Shares so called for redemption the Redemption Price or the Subsequent Redemption Price therefore, as the case may be, on presentation and delivery at the principal transfer office of the Transfer Agent in the city of Montreal or such other place or places in Canada designated in the notice of redemption, of the certificate or certificates representing the Series 6 Shares so called for redemption. Such payment shall be made by electronic funds transfer to an account specified by such holder or by cheque drawn on a Canadian chartered bank or trust company in the amount of the Redemption Price or the Subsequent Redemption Price, as the case may be, and such electronic transfer of funds or the delivery or mailing of such cheque shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price or the Subsequent Redemption Price, as the case may be, owed to the holders of Series 6 Shares so called for redemption to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority) unless such cheque is not honoured when presented for payment. From and after the applicable Series 6 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, the holders of Series 6 Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders of Series 6 Shares in respect of such shares except the right to receive therefor the Redemption Price or the Subsequent Redemption Price, as the case may be, provided that if payment of such Redemption Price or Subsequent Redemption Price, as the case may be, is not made in accordance with the provisions hereof, then the rights of such holders shall remain unimpaired. If less than all the Series 6 Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued without cost to the holder. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the applicable Series 6 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, may be reclaimed and used by the Corporation for its own purposes.

5.5           Deposit of Redemption Price

The Corporation shall have the right, at any time after mailing a notice of redemption, to deposit the aggregate Redemption Price or Subsequent Redemption Price, as the case may be, of the Series 6 Shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the holders entitled thereto, in a special account with a Canadian chartered bank or trust company named in the notice of redemption its trust for the holders of such shares, and upon such deposit being made or upon the applicable Series 6 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, whichever is the later, the Series 6 Shares in respect of which such deposit shall have been made shall be deemed to be redeemed on the applicable Series 6 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part (after taking into account any amounts deducted or withheld on account of tax in respect of such holder) of the Redemption Price or the Subsequent Redemption Price, as the case may be, so deposited upon presentation and surrender of the certificate or certificates representing the Series 6 Shares so redeemed. Any interest on any such deposit shall belong to the Corporation. Subject to applicable law, redemption monies which remain unclaimed for a period of six years from the applicable Series 6 Redemption Date or the applicable Subsequent Redemption Date, as the case may be, may be reclaimed and used by the Corporation for its own purposes.

6

5.6           Conversion Rights

Holders of Series 6 Shares shall have the right, at their option, on June 30, 2020 and on each June 30 every fifth year thereafter (each a “Series 6 Conversion Date”), to convert, subject to the automatic conversion and restrictions on conversion described under Section 5.9 and Section 6.2, respectively, and the payment or delivery to the Corporation of evidence of payment of tax (if any) payable, all or any of their Series 6 Shares registered in their name into Cumulative Rate Reset First Preferred Shares, Series 5 (the “Series 5 Shares”) on the basis of one Series 5 Share for each Series 6 Share. If a Series 6 Conversion Date would otherwise fall on a day that is not a business day, such Series 6 Conversion Date shall be the immediately following business day. Notice of a holder’s intention to convert Series 6 Shares (the “Election Notice”) is irrevocable and must be received by the Corporation not earlier than the 30th day prior to, but not later than 5:00 p.m. (Montreal time) on the 15th day preceding the relevant Series 6 Conversion Date.

If the Corporation does not receive an Election Notice from a holder of Series 6 Shares during the notice period therefore, then the Series 6 Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.9.)

5.7           Notice of Conversion

The Corporation shall, not more than 60 and not less than 30 days prior to each Series 6 Conversion Date, give notice in writing to the then registered holders of the Series 6 Shares of the conversion right under Section 5.6, together with the form of Election Notice. On the 30th day prior to each Series 6 Conversion Date, the Corporation shall give notice in writing to the then registered holders of the Series 6 Shares of the Floating Quarterly Dividend Rate for the next Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series 5 Shares for the next Subsequent Fixed Rate Period.

If the Corporation gives notice to the registered holders of the Series 6 Shares of the redemption of all the Series 6 Shares, the Corporation shall not be required to give notice as provided hereunder to the registered holders of the Series 6 Shares of any dividend rates or of the conversion right of holders of Series 6 Shares and the right of any holder of Series 6 Shares to convert such shares shall terminate.

5.8           Delivery of Share Certificates on Conversion

Subject to Section 5.10, in the case of conversion of Series 6 Shares into Series 5 Shares, on and after the applicable Series 6 Conversion Date the Corporation shall deliver to each holder of Series 6 Shares so called for conversion a certificate representing the number of the holder’s Series 5 Shares on presentation and delivery by the holder at the principal transfer office of the Transfer Agent in the city of Montreal, or such other place or places in Canada designated in the notice of conversion, of the certificate or certificates representing the Series 6 Shares so called for conversion. Subject to Section 5.10, the Corporation shall deliver or cause to be delivered certificates representing such Series 5 Shares registered in the name of the holders of Series 6 Shares to be converted, or as such holders shall have directed in the Election Notice. Series 6 Shares so converted shall be converted effective on the applicable Series 6 Conversion Date. From and after the applicable Series 6 Conversion Date, the holders of Series 6 Shares so converted shall cease to be entitled to dividends on such Series 6 Shares or to exercise any of the rights of holders of Series 6 Shares in respect of such shares except the right to receive therefor a certificate representing the number of the holders’ Series 5 Shares, and the holders thereof shall become holders of Series 5 Shares of record, effective on the applicable Series 6 Conversion Date, provided however that if the Corporation does not deliver certificates representing Series 5 Shares in accordance herewith, the rights of the holders of Series 6 Shares, including the rights to receive dividends on the Series 6 Shares, shall remain unimpaired. If less than all the Series 6 Shares represented by any certificate shall be exchanged, a new certificate for the balance shall be issued without cost to the holder.

7

5.9           Automatic Conversion

If the Corporation determines that there would remain outstanding on a Series 6 Conversion Date less than 1,000,000 Series 6 Shares, after having taken into account all Series 6 Shares tendered for conversion into Series 5 Shares and all Series 5 Shares tendered for conversion into Series 6 Shares, then, all, but not part, of the remaining outstanding Series 6 Shares shall automatically be converted into Series 5 Shares on the basis of one Series 5 Share for each Series 6 Share on the applicable Series 6 Conversion Date. The Corporation shall give notice in writing of the automatic conversion to all registered holders of the Series 6 Shares at least seven days prior to the applicable Series 6 Conversion Date.

5.10           Non-Residents

Upon exercise by a registered holder of its right to convert its Series 6 Shares into Series 5 Shares and upon an automatic conversion of Series 6 Shares into Series 5 Shares, the Corporation reserves the right not to deliver Series 5 Shares to any person whose address is in, or whom the Corporation or its Transfer Agent has reason to believe is a resident of, any jurisdiction outside Canada, to the extent that such issue would require the Corporation to take any action to comply with the securities or analogous laws of such jurisdiction.

5.11           Purchase for Cancellation

Subject to applicable laws and to the provisions described in Article 6, the Corporation may at any time purchase (if obtainable) for cancellation the whole or any part of the Series 6 Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, by private agreement, pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of Series 6 Shares or otherwise, at the lowest price or prices at which in the opinion of the Board of Directors, such shares are obtainable.

ARTICLE 6
RESTRICTIONS ON DIVIDENDS, RETIREMENT AND CONVERSION OF SHARES

6.1           Restrictions on Dividends and Retirement of Shares

Unless all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on outstanding Series 6 Shares and all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on all other outstanding shares ranking senior to or on parity with the Series 6 Shares have been declared and paid or set apart for payment, the Corporation shall not, without the approval of the holders of outstanding Series 6 Shares, voting as a series:

8

•
declare, pay or set apart for payment any dividends on any of its shares ranking as to dividends on parity with or junior to the Series 6 Shares (other than stock dividends payable in shares of the Corporation ranking as to dividends and capital junior to the Series 6 Shares);

•
except in connection with the exercise of a retraction privilege attaching thereto or except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital junior to the Series 6 Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any of its shares ranking as to capital on parity with or junior to the Series 6 Shares;

•
except in connection with the exercise of a retraction privilege attaching thereto, redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series 6 Shares then outstanding;

•	issue additional shares ranking as to the payment of dividends or capital senior to the Series 6 Shares; or

•
except where the net cash proceeds of an issue of shares ranking as to the payment of dividends or capital junior to Series 6 Shares are used to pay all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on the Series 6 Shares if any, or except pursuant to the exercise of stock options or otherwise under the Corporation’s security-based compensation arrangements in effect at any time and from time to time, issue any additional shares ranking as to dividends or capital junior to the Series 6 Shares.

6.2           Restrictions on Conversion

Holders of Series 6 Shares shall not be entitled to convert their shares into Series 5 Shares if the Corporation determines that there would remain outstanding on a Series 6 Conversion Date less than 1,000,000 Series 5 Shares after having taken into account all Series 6 Shares tendered for conversion into Series 5 Shares and all Series 5 Shares tendered for conversion into Series 6 Shares. The Corporation shall give notice in writing of their inability to convert their Series 6 Shares to all registered holders of the Series 6 Shares at least seven days prior to the applicable Series 6 Conversion Date.

9

ARTICLE 7
ELECTION UNDER THE INCOME TAX ACT

7.1           Election Under the Income Tax Act (Canada)

The Corporation and any successor corporation, including for greater certainty any corporation resulting from the amalgamation of the Corporation with another corporation in the course of the conversion of the Yellow Pages Income Fund trust structure into a corporate structure, shall elect under Section 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay or cause payment of tax under Section 191.1 of such Act, or any successor or replacement provision of similar effect at a rate such that no corporate holder of the Series 6 Shares will be of such Act or any successor or replacement provision of similar effect. Such election shall be made every time the relevant terms and conditions of the Series 6 Shares are modified or any relevant agreement to which the Corporation and any successor corporation is a party is changed or entered into. For greater certainty, the undertaking to pay tax at a rate such that no corporate holder of Series 6 Shares will be required to pay tax on dividends received shall bind any successor corporation and such tax shall be paid at the same rate as the tax rate payable on dividends that are paid on other series of shares having similar features. Such election shall be made in the manner prescribed by such Act and shall be filed within the time provided under Section 191.2(1)(a) of such Act. For the purposes of Section 191(4) of such Act, $25.00 is hereby specified in respect of each Series 6 Share.

ARTICLE 8
BOOK-ENTRY ONLY SECURITIES

Registration of interests in and transfers of the Series 6 Shares will only be made through the book-entry only system administered by CDS, the whole subject to applicable law. The Corporation shall deliver to CDS a certificate evidencing the aggregate number of Series 6 Shares issued. Series 6 Shares must be acquired, transferred and surrendered for redemption, conversion or retraction through a participant in CDS (a “CDS Participant”). All rights of an owner of Series 6 Shares must be exercised through, and all payments or other property to which such owner is entitled will be made or delivered by, CDS or the CDS Participant through which the owner holds Series 6 Shares. Upon an acquisition of any Series 6 Shares, the owner will receive only the customary confirmation.

The Corporation has the option to terminate registration of the Series 6 Shares through the book-entry only system, in which event certificates for Series 6 Shares in fully registered form will be issued to the beneficial owners of such shares or their nominees.

10

ARTICLE 9
NOTICE

9.1           Notice

Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series 6 Shares at their respective addresses appearing on the books of the Corporation, or, in the case of joint holders, to the address of the holder whose name appears first on the books of the Corporation as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series 6 Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series 6 Shares pursuant to this Section 9.1 is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(b)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

11

9.2           Interpretation

In the event that any day on which any dividend on the Series 6 Shares is payable or on or by which any other action is requited to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day.

All references herein to a holder of Series 6 Shares shall be interpreted as referring to a registered holder of the Series 6 Shares.

ARTICLE 10
MODIFICATION

10.1           Modification

The provisions attaching to the Series 6 Shares as a series may be deleted, varied, modified, amended or amplified from time to time with such approval as may then be required by the Canada Business Corporations Act, with any such approval to be given in accordance with Article 11 and with any required approvals of any stock exchanges on which the Series 6 Shares may be listed,

ARTICLE 11
APPROVAL OF HOLDERS OF SERIES 6 SHARES

11.1           Approval of Holders of Series 6 Shares

Except as otherwise provided herein, any approval of the holders of the Series 6 Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holder(s) of at least 25% of the outstanding Series 6 Shares are present in person or represented by proxy. If at any such meeting the holder(s) of at least 25% of the outstanding Series 6 Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days written notice shall be given of such adjourned meeting. At such adjourned meeting, the holder(s) of Series 6 Shares present in person or represented by proxy shall form the necessary quorum and may transact the business, for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series 6 Shares.

12

11.2           Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series 6 Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of Series 6 Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series 6 Share held.

ARTICLE 12
RIGHTS ON LIQUIDATION

In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series 6 Shares, the holders of Series 6 Shares shall be entitled to payment of an amount equal to $25.00 per Series 6 Share, together with an amount equal to all accrued and unpaid dividends up to but excluding the date fixed for payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the registered holders of any shares of the Corporation ranking junior as to capital to the Series 6 Shares. After payment of such amounts, the holders of Series 6 Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 13
WITHHOLDING AND TRANSFER TAXES

13.1           Withholding Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-6, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted and withheld on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series 6 Shares, including on the redemption, conversion or purchase of the Series 6 Shares. To the extent that any amounts are withheld, such withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of whom such withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of any shares otherwise deliverable to a holder of Series 6 Shares on the conversion of such Series 6 Shares in order to meet this withholding requirement.

13.2           Transfer Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-6, the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom Series 5 Shares are issued in connection with the conversion of Series 6 Shares into Series 5 Shares, in respect of the issuance of such Series 5 Shares or the certificate therefore, or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the holder of the Series 6 Shares or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

13

INDUSTRY CANADA

SCHEDULE A-7
INFORMATION REGARDING ARTICLES OF ARRANGEMENT OF
YELLOW MEDIA INC.
YELLOW MEDIA INC. (the “Corporation”)
Canada Business Corporations Act

RIGHTS, PRIVILEGES, RESTRICTIONS
AND CONDITIONS ATTACHING TO THE
CUMULATIVE EXCHANGEABLE FIRST PREFERRED SHARES, SERIES 7

The seventh series of First Preferred Shares shall consist of up to 1,300,000 First Preferred Shares, which shares shall be designated as 5% Cumulative Exchangeable First Preferred Shares, Series 7 (the “Series 7 Shares”) and which, in addition to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

ARTICLE 1
DIVIDENDS

1.1           Dividend Payment Dates and Dividend Periods

The dividend payment dates (the “Dividend Payment Dates”) in respect of the dividends payable on the Series 7 Shares shall be the third last business day of each of the months of March, June, September and December in each year, or the date on which any Series 7 Shares are exchanged into Units (as defined below) or New Tradable Securities (as defined below) pursuant to a Notice of Exchange (as defined below). A “Dividend Period” means the period from and including the date of initial issue of the Series 7 Shares to but excluding March 29, 2010 being the first Dividend Payment Date; and, thereafter, the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.

1.2           Payment of Dividends

The holders of Series 7 Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the board of directors of the Corporation (the “Board of Directors”), out of moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends (the “Quarterly Dividends”) payable with respect to each Dividend Period, on the Dividend Payment Date immediately following the end of such Dividend Period. For all subsequent Dividend Periods, dividends, subject to Section 1.3, shall be in an amount per Series 7 Share equal to $0.09375. Dividends on the Series 7 Shares shall accrue daily from and including the date of issue of such shares.

1.3           Dividend for Other than a Full Dividend Period

The holders of Series 7 Shares shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors out of moneys of the Corporation properly applicable to the payment of dividends, cumulative, preferential cash dividends for any period which is less (or, in respect of the dividend referred to in paragraph (a) below, more) than a full Dividend Period as follows:

(a)
an initial dividend in respect of the period from and including the date of the issue of the Series 7 Shares to but excluding March 29, 2010 in an amount per Series 7 Share equal to (rounded to five decimal places) $0.09375 multiplied by a fraction, the numerator of which is the number of calendar days from and including the date of the initial issue of the Series 7 Shares to but excluding March 29, 2010 and the denominator of which is 91 (which, if the Series 7 Shares are issued on February 5, 2010, shall be $0.05357 per Series 7 Share); and

(b)	a dividend in an amount per share with respect to any Series 7 Share:

(i)	which is issued or exchanged during any Dividend Period,

(ii)	where the assets of the Corporation are distributed to the holders of the Series 7 Shares pursuant to Section 10.1 with an effective date during any Dividend Period, or

(iii)	in any other circumstance where the number of days in a Dividend Period that such share has been outstanding is less than a full Dividend Period,

equal to the amount obtained (rounded to five decimal places) when $0.09375 is multiplied by a fraction, the numerator of which is the number of calendar days in such Dividend Period that such share has been outstanding (excluding the date of issue, exchange, the effective date for the distribution of assets or the last day of the applicable shorter period, as applicable) and the denominator of which is the number of calendar days in such Dividend Period.

2

1.4           Payment Procedure

The Corporation shall pay the dividends on the Series 7 Shares on the relevant Dividend Payment Date (less any tax required to be deducted or withheld by the Corporation as reduced by any applicable tax treaty) by electronic funds transfer or by cheque(s) drawn on a Canadian chartered bank or trust company and payable in lawful money of Canada at any branch of such bank or trust company in Canada or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any cheque to a holder of Series 7 Shares (in the manner provided for in Section 7.1) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such cheque is not honoured when presented for payment. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s banker for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

1.5           Cumulative Payment of Dividends

If on any Dividend Payment Date, the Quarterly Dividends accrued to such date are not paid in full on all of the Series 7 Shares then outstanding, such Quarterly Dividends, or the unpaid part thereof, shall be paid (less any tax required to be deducted or withheld by the Corporation) on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Quarterly Dividends. The holder of Series 7 Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.

ARTICLE 2
EXCHANGE

2.1           General

Subject to Article 4, and to the extent permitted by applicable law, the Series 7 Shares may be exchanged by the holders or the Corporation as provided in this Article 2 but not otherwise.

2.2           Holders’ Exchange Rights

The Series 7 Shares shall be exchangeable, without payment of any additional consideration, into units of Yellow Pages Income Fund (the “Fund”) or new tradable securities (“Units or New Tradable Securities”, respectively) of the publicly-listed entity successor to the Fund pursuant to a corporate reorganization, at the option of the holders.

Subject to applicable law and to regulatory approval, including the approval, if required, of the Toronto Stock Exchange (the “TSX”) or such other exchange upon which the Units or New Tradable Securities are listed, the holders may, by giving notice as provided in Section 2.4 (the “Notice of Exchange”), exchange, from time to time, any part of the then outstanding Series 7 Shares into fully paid, non-assessable and freely tradable Units or New Tradable Securities on the basis that the Series 7 Shares of each holder will be exchanged (subject to the exception as to fractions contained in Section 2.7 or adjustments contained in Section 2.8) at a ratio of 1 Series 7 Share for 1 Unit or New Tradable Security (the “Conversion Ratio”, as may be adjusted from time to time hereunder), regardless of the market price of such Units or New Tradable Securities. For greater certainty, the Corporation shall pay all accrued and unpaid dividends (less any tax required to be deducted or withheld by the Corporation as reduced by any applicable tax treaty) to, but excluding, the date on which the Series 7 Shares are exchanged into Units or New Tradable Securities.

2.3           Corporation’s Exchange Right

The Series 7 Shares shall be exchangeable into New Tradable Securities at the option of the Corporation if the New Tradable Securities trade, for at least one trade per day, above $7.50 for 60 consecutive calendar days. For greater certainty, the Corporation shall pay all accrued and unpaid dividends (less any tax required to be deducted or withheld by the Corporation as reduced by any applicable tax treaty) to, but excluding, the date on which the Series 7 Shares are exchanged into New Tradable Securities.

3

Subject to applicable law and to regulatory approval, including the approval, if required, of the TSX or such other exchange upon which the New Tradable Securities are listed, the Corporation may, by giving Notice of Exchange as provided in Section 2.4, require to be exchanged the whole or, from time to time, any part of the then outstanding Series 7 Shares into fully paid, non-assessable and freely tradable New Tradable Securities on the basis that the Series 7 Shares of each holder will be exchanged (subject to the exception as to fractions contained in Section 2.7 or adjustments contained in Section 2.8) at the Conversion Ratio.

If less than all of the then outstanding Series 7 Shares are at any time to be exchanged at the option of the Corporation, the particular shares to be exchanged shall be selected on a pro rata basis (disregarding fractions).

2.4           Notice of Exchange

Notice of Exchange of Series 7 Shares pursuant to Section 2.2 or Section 2.3 shall be given to the Corporation or to each holder of Series 7 Shares to be exchanged, as the case may be, not less than 30 and not more than 60 calendar days prior to the date fixed for exchange. Any Notice of Exchange of Series 7 Shares by the Corporation or the holders of Series 7 Shares shall be validly and effectively given on the date on which it is sent to each holder of Series 7 Shares or to the Corporation, as the case may be, in the manner provided for in Section 7.1. Such notice, in each case, shall set out :

(a)	the date on which the exchange is to take place (the “Exchange Date”);

(b)
unless all the Series 7 Shares held by the holder to whom the Notice of Exchange is addressed or who addressed the Notice of Exchange are to be exchanged, the number of Series 7 Shares which are to be exchanged; and

(c)
where the Series 7 Shares are to be exchanged into Units or New Tradable Securities, the advice that such Units or New Tradable Securities will be registered in the name of the registered holder of the Series 7 Shares to be exchanged unless the transfer agent for the Series 7 Shares (the “Transfer Agent”) receives from such holder, on or before the tenth calendar day prior to the Exchange Date (the “Transferee Notice Date”), at the principal transfer office of the Transfer Agent in the city of Montreal, written notice in a form and executed in a manner satisfactory to the Transfer Agent directing the Corporation to register such Units or New Tradable Securities in some other name or names (the “Transferee”) and stating the name or names (with addresses) accompanied by payment by the holders to the Transfer Agent of any transfer tax that may be payable by reason thereof and a written declaration of such matters as may be required by law in order to determine the entitlement of such Transferee to hold such Units or New Tradable Securities.

4

2.5           Delivery of Share Certificates on Exchange

As the Units or New Tradable Securities shall only be issued in book-entry only form by issue and delivery of a global certificate or certificates representing the Units or New Tradable Securities to CDS Clearing and Depositary Services Inc. (“CDS”) or its nominee and must be purchased, transferred, converted or redeemed through a participant in the depositary service of CDS, in the case of an exchange of Series 7 Shares into Units or New Tradable Securities, on and after the Exchange Date the Corporation shall not deliver to each holder of Series 7 Shares so called for exchange a certificate representing the whole number of the holder’s Units or New Tradable Securities on presentation and delivery by the holder at the principal transfer office of the Transfer Agent in the city of Montreal, or such other place or places in Canada designated from time to time by the Corporation, of the certificate or certificates representing the Series 7 Shares so called for exchange. Series 7 Shares so exchanged shall be exchanged effective on the Exchange Date. From and after the Exchange Date, the holders of Series 7 Shares so exchanged shall cease to be entitled to dividends on such Series 7 Shares or to exercise any of the rights of holders of Series 7 Shares in respect of such shares except the right to receive any payment with respect to a fraction of a Units or New Tradable Securities as contemplated by Section 2.7, and the holder thereof shall become a holder of Units or New Tradable Securities of record, effective on the Exchange Date.

2.6           Non-Residents

Upon exercise by the holders or the Corporation of their right to exchange Series 7 Shares into Units or New Tradable Securities, the Corporation is not required to (but may at its option) issue Units or New Tradable Securities to any person whose address is in, or whom the Corporation or the Transfer Agent has reason to believe is a resident of, any jurisdiction outside of Canada, to the extent that such issue would require compliance by the Corporation with the securities or other laws of such jurisdiction. In the event that the Corporation elects to not issue Units or New Tradable Securities to any holder of Series 7 Shares pursuant to the preceding sentence, the Corporation may elect to pay to such holder, in lieu of the Units or New Tradable Securities to which the holder would otherwise be entitled to receive under Section 2.2 upon exchange of such holder’s Series 7 Shares, an amount in cash equal to the product of (a) the Market Price and (b) the Units or New Tradable Securities Exchange Number of the Units or New Tradable Securities to which the holder would otherwise be entitled to receive under Section 2.2 upon exchange of such holder’s Series 7 Shares (less any tax required to be deducted or withheld by the Corporation). To the extent that the Corporation makes any such payment in respect of the holder’s Series 7 Shares, such Series 7 Shares shall be considered to have been redeemed, rather than exchanged, for purposes hereof and such payment shall be a full and complete discharge of the Corporation’s obligation to pay all amounts owing to such holder on such redemption.

5

2.7           Avoidance of Fractional Shares

In any case where a fraction of a Units or New Tradable Securities would otherwise be issuable on exchange of one or more Series 7 Shares, the Corporation shall adjust such fractional interest by payment by cheque in an amount equal to the then Market Price of such fractional interest.

2.8           Adjustments for Subdivision, Consolidation, Reorganizations

(a)  If at any time or from time to time after the original issuance of the Series 7 Shares, the Units or New Tradable Securities shall be subdivided based on a subdivision ratio which would result in an increase in the number of Units or New Tradable Securities, the Conversion Ratio in effect immediately before that subdivision, shall be proportionately increased in accordance with the subdivision ratio. If at any time or from time to time after the original issuance of the Series 7 Shares, the Units or New Tradable Securities shall be consolidated or combined based on a consolidation ratio which would result into a lesser number of Units or New Tradable Securities, the Conversion Ratio in effect immediately before that consolidation or combination, shall be proportionately decreased in accordance with the consolidation ratio.

(b)  If at any time or from time to time after the original issuance of the Series 7 Shares, the Units or New Tradable Securities shall be changed into the same or a different number of shares of any class, including for greater certainty any conversion of the Units into New Tradable Securities at a ratio other than 1 to 1 in the course of the conversion of the Fund trust structure into a corporate structure, whether by capital reorganization, reclassification, or otherwise (other than pursuant to paragraph (a) above or the conversion at a ratio of 1 to 1 of the Units into New Tradable Securities in the course of the conversion of the Fund trust structure into a corporate structure), then and in each such event, holders of the Series 7 Shares shall have the right thereafter to exchange such shares into the kind and amount of shares and other securities and property receivable, upon such reorganization, reclassification, or other change, that would have otherwise been receivable by the holders of the number of Units or New Tradable Securities into which such Series 7 Shares would have been exchangeable immediately prior to such reorganization, reclassification, or other change, all subject to further adjustments as provided herein.

6

ARTICLE 3
VOTING RIGHTS

3.1           Voting Rights

Except as otherwise required by law or in the conditions attaching to the First Preferred Shares as a class, the holders of Series 7 Shares shall not be entitled to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation, for greater certainty, including at any meeting relating to a proposal to effect an exchange of the Series 7 Shares by way of amalgamation or plan of arrangement involving the Corporation provided that the rights, privileges, restrictions and conditions of the Series 7 Shares are not removed or changed and provided that no class of shares of the Corporation superior to the Series 7 Shares is created, unless and until the Corporation shall have failed to pay eight Quarterly Dividends in accordance with the terms thereof, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, the holders of the Series 7 Shares shall be entitled to receive notice of all meetings of shareholders of the Corporation and to attend thereat (other than a separate meeting of the holders of another series or class of shares), and shall at any such meetings which they shall be entitled to attend, except when the vote of the holders of shares of any other class or series is to be taken separately and as a class or series, be entitled to vote together with all voting shares of the Corporation on the basis of one vote in respect of each Series 7 Share held by each such holder, until all such arrears of such dividends shall have been paid, whereupon such rights shall cease unless and until the same default shall again arise under the provisions of this Article 3.

ARTICLE 4
RESTRICTIONS ON DIVIDENDS, RETIREMENT AND ISSUANCE OF SHARES

4.1           Restrictions on Dividends, Retirement and Issuance of Shares

So long as any of the Series 7 Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the outstanding Series 7 Shares, unless, in each case, all accrued and unpaid dividends up to and including the dividend payable for the last completed period for which dividends were payable on the Series 7 Shares have been declared and paid or monies set apart for payment:

(a)
declare, pay or set apart for payment any dividends on any shares of the Corporation ranking as to dividends on parity with or junior to the Series 7 Shares (other than stock dividends payable in shares of the Corporation ranking as to dividends and capital junior to the Series 7 Shares);

(b)
except in connection with the exercise of a retraction privilege attaching thereto, or except out of the net cash proceeds of a substantially concurrent issue of shares ranking as to capital junior to the Series 7 Shares, redeem, call for redemption, purchase for cancellation or otherwise retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to or on a parity with the Series 7 Shares;

(c)
except in connection with the exercise of a retraction privilege attaching thereto, redeem, call for redemption, purchase for cancellation or otherwise retire or make any return of capital in respect of less than all of the Series 7 Shares then outstanding;

(d)	issue any additional shares ranking as to dividends or capital prior to the Series 7 Shares; or

7

(e)
except (i) pursuant to the exercise of stock options or otherwise under the Corporation’s security-based compensation arrangements in effect at any time and from time to time, or (ii) where the net cash proceeds of an issue of shares ranking as to dividends or capital junior to the Series 7 Shares are used to pay all accrued and unpaid dividends up to and including the most recent applicable Dividend Payment Date for the last completed. Dividend Period for which dividends shall be payable, if any, issue any additional shares ranking as to dividends or capital junior to the Series 7 Shares;

unless at the date of such declaration, payment, setting apart for payment, redemption, call for redemption, purchase for cancellation or reduction, retirement or return of capital, or issuance, as the case may be, all dividends then accrued and unpaid up to and including the most recent applicable Dividend Payment Date for the last completed Dividend Period for which dividends shall be payable shall have been declared and paid or set apart for payment.

ARTICLE 5
ISSUE PRICE

5.1           Issue Price

The consideration for which each Series 7 Share shall be issued is $7.50 and, upon payment of such consideration (whether in cash, shares, assets, property, or other form of consideration), each such share shall be issued as fully paid and non-assessable.

ARTICLE 6
ELECTION UNDER THE INCOME TAX ACT

6.1           Election Under the Income Tax Act (Canada)

The Corporation and any successor corporation, including for greater certainty any corporation resulting from the amalgamation of the Corporation with another corporation in the course of the conversion of the Fund trust structure into a corporate structure, shall elect under Section 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay or cause payment of tax under Section 191.1 of such Act, or any successor or replacement provision of similar effect at a rate such that no corporate holder of the Series 7 Shares will be required to pay tax on dividends received on the Series 7 Shares under Section 187.2 of Part IV.1 of such Act or any successor or replacement provision of similar effect. Such election shall be made every time the relevant terms and conditions of the Series 7 Shares are modified or any relevant agreement to which the Corporation and any successor corporation is a party is changed or entered into. For greater certainty, the undertaking to pay tax at a rate such that no corporate holder of Series 7 Shares will be required to pay tax on dividends received shall bind any successor corporation and such tax shall be paid at the same rate as the tax rate payable on dividends that are paid on other series of shares having similar features. Such election shall be made in the manner prescribed by such Act and shall be filed within the time provided under Section 191.2(l)(a) of such Act. For the purposes of Section 191(4) of such Act, $7.50 is hereby specified in respect of each Series 7 Share.

8

ARTICLE 7
NOTICE AND INTERPRETATION

7.1           Notices

Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given, sent or made if delivered or if sent by first class unregistered mail, postage prepaid, to the holders of the Series 7 Shares at their respective addresses appearing on the books of the Corporation, or, in the case of joint holders, to the address of the holder whose name appears first on the books of the Corporation as one of such joint holders, or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more holders of the Series 7 Shares shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such holder or holders.

If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Series 7 Shares pursuant to this Section is returned on three consecutive occasions because the holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the holder informs the Corporation in writing of such holder’s new address.

If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a holder, whether in connection with the redemption or exchange of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(a)
give such notice by publication thereof once in a newspaper having national circulation in Canada or, if there is no newspaper having national circulation in Canada, in an English language newspaper of general circulation published in each of Vancouver, Calgary, Toronto and Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication; and

(b)
fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the Transfer Agent at its principal offices in the city of Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

9

7.2           Interpretation

In the event that any day on which any dividend on the Series 7 Shares is payable or on or by which any other action is required to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day. A “business day” means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office.

All references herein to a holder of Series 7 Shares shall be interpreted as referring to a registered holder of the Series 7 Shares.

For the purposes hereof:

(a)
“accrued and unpaid dividends” means the aggregate of: (i) all unpaid dividends on the Series 7 Shares for any Dividend Period; and (ii) the amount calculated as though dividends on each Series 7 Share had been accruing on a day-to-day basis from and including the date on which the last dividend in respect of the most recently completed Dividend Period was payable up to and including the date to which the computation of accrued dividends is to be made;

(b)
“in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(c)
“Market Price” means the weighted average trading price of the Units or New Tradable Securities traded (i) on the TSX for the 20 consecutive trading days ending on the fourth day prior to the date specified for exchange, or, if such fourth day is not a trading day, the immediately preceding trading day; or (ii) if the Units or New Tradable Securities do not trade on the TSX on the date specified for exchange, on the exchange or trading system with the greatest volume of Units or New Tradable Securities traded during such 20 trading day period;

(d)
“ranking as to capital” and similar expressions mean ranking with respect to priority in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(e)	“ranking as to dividends” and similar expressions mean ranking with respect to priority in the payment of dividends by the Corporation; and

10

(f)
“Units or New Tradable Securities” means units of the Fund or new tradable securities of a publicly-listed entity successor to the Fund pursuant to a corporate reorganization or a consolidation or merger of the Fund with or into any other corporation, without limiting the generality of the foregoing, a publicly listed entity will be treated as a successor to the Fund if unitholders of the Fund receive directly or indirectly securities of such entity that are publicly listed in exchange or substitution for units that they hold in the Fund.

ARTICLE 8
MODIFICATION

8.1           Modification

The provisions attaching to the Series 7 Shares as a series may be deleted, varied, modified, amended or amplified from time to time with such approval by the holders of the Series 7 Shares as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Article 9 and with any required approvals of any stock exchanges on which the Series 7 Shares may be listed.

ARTICLE 9
APPROVAL OF HOLDERS OF SERIES 7 SHARES

9.1           Approval of Holders of Series 7 Shares

Except as otherwise provided herein, any approval of the holders of the Series 7 Shares with respect to any matters requiring the consent of such holders may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all such holders or passed by the affirmative vote of not less than two-thirds of the votes cast by the holders who voted in respect of that resolution at a meeting of the holders duly called for that purpose and at which the holder (s) of at least 50% of the outstanding Series 7 Shares are present in person or represented by proxy. If at any such meeting the holder(s) of at least 50% of the outstanding Series 7 Shares are not present in person or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the holders(s) of Series 7 Shares present in person or represented by proxy shall form the necessary quorum and may transact the business, for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the approval of the holders of the Series 7 Shares,

9.2           Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of the Series 7 Shares shall be those required by law, as may from time to time be supplemented by the by-laws of the Corporation. On every poll taken at every meeting of holders of are Series 7 Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series 7 Share held.

11

ARTICLE 10
RIGHTS ON LIQUIDATION

10.1           Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, subject to the prior satisfaction of the claims of all creditors of the Corporation and of holders of shares of the Corporation ranking prior to the Series 7 Shares, the holders of the Series 7 Shares shall be entitled to receive an amount equal to $7.50 per Series 7 Share, together with an amount equal to all accrued and unpaid dividends to but excluding the date fixed for payment or distribution (less any tax required to be deducted and withheld by the Corporation), before any amount is paid or any assets of the Corporation are distributed to the holders of any shares of the Corporation ranking junior as to capital to the Series 7 Shares. Upon payment to the holders of the Series 7 Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 11
WITHHOLDING AND TRANSFER TAXES

11.1           Withholding Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-7, the Corporation shall be entitled to deduct and withhold any amounts required to be deducted and withheld (as reduced by any applicable tax treaty) on account of any taxes from any amounts (including shares) payable or otherwise deliverable in respect of the Series 7 Shares, including on the redemption, cancellation, acquisition or exchange of the Series 7 Shares. To the extent that any amounts are withheld, such withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the person in respect of which such withholding was made. The Corporation is hereby authorized to sell or otherwise dispose of any shares otherwise deliverable to a holder of Series 7 Shares on the exchange of such Series 7 Shares in order to meet this withholding requirement.

11.2           Transfer Taxes

For greater certainty, and notwithstanding any other provision of this Schedule A-7, the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom Units or New Tradable Securities are issued in connection with the exchange of Series 7 Shares into Units or New Tradable Securities, in respect of the issuance of such Units or New Tradable Securities or the certificate therefore, or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the holder of the Series 7 Shares or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

12

EXHIBIT A

PLAN OF ARRANGEMENT

UNDER SECTION 192 OF THE

CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1           In this Plan of Arrangement, the following terms have the following meanings:

(a)	“Amalco” means the corporation resulting from the Amalgamation;

(b)	“Amalco Common Shares” means the common shares in the share capital of Amalco following the Amalgamation;

(c)
“Amalco Series 1 Preferred Shares” means the 4.25% Cumulative Redeemable First Preferred Shares, Series 1 of Amalco having the same rights, privileges, restrictions and conditions as the Series 1 Preferred Shares;

(d)
“Amalco Series 2 Preferred Shares” means the 5.00% Cumulative Redeemable First Preferred Shares, Series 2 of Amalco having the same rights, privileges, restrictions and conditions as the Series 2 Preferred Shares;

(e)
“Amalco Series 3 Preferred Shares” means the Cumulative Rate Reset First Preferred Shares, Series 3 of Amalco having the same rights, privileges, restrictions and conditions as the Series 3 Preferred Shares;

(f)
“Amalco Series 5 Preferred Shares” means the Cumulative Rate Reset First Preferred Shares, Series 5 of Amalco having the same rights, privileges, restrictions and conditions as the Series 5 Preferred Shares;

(g)
“Amalco Series 7 Preferred Shares” means the Cumulative Exchangeable First Preferred Shares, Series 7 of Amalco having the same rights, privileges, restrictions and conditions as the Series 7 Preferred Shares;

(h)	“Amalgamation” means the amalgamation of Yellow Media Inc., YPG GP, Canpages Holdings, Newco and Trusteeco on the Effective Date pursuant to and in accordance with the Arrangement;

(i)
“Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement under the provisions of Section 192 of the CBCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof;

1

(j)
“Arrangement Agreement” means the arrangement agreement dated as of March 23,2010, as amended and restated on September 30, 2010, among the Fund, the Trust, YPG GP, YPG LP, Yellow Media Inc., Canpages Holdings, Newco and Trusteeco pursuant to which the Fund, the Trust, YPG GP, YPG LP, Yellow Media Inc., Canpages Holdings, Newco and Trusteeco have proposed to implement the Arrangement, including any amendments thereto;

(k)	“Articles of Arrangement” means the articles in respect of the Arrangement required under Subsection 192(6) of the CBCA to be filed with the Director after the Final Order has been granted;

(l)	“Book Entry System” has the meaning ascribed to it under Section 5.3;

(m)
“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in the City of Montreal, in the Province of Quebec, for the transaction of banking business;

(n)	“Canpages Holdings” means Canadian Phone Directories Holdings Inc., a corporation organized and existing under the CBCA prior to the Amalgamation pursuant to the Arrangement;

(o)	“Canpages” means Canpages Inc., a corporation organized and existing under the CBCA;

(p)	“CBCA” means the Canada Business Corporations Act R.S.C. 1985, c. C-44;

(q)	“CDS” means CDS Clearing and Depository Services Inc.;

(r)	“CDS Participant” has the meaning ascribed to it under Section 5.4;

(s)	“Certificate” means the certificate to be issued by the Director pursuant to Subsection 192(7) of the CBCA giving effect to the Arrangement;

(t)	“CIBC Mellon” means CIBC Mellon Trust Company;

(u)
“Convertible Debenture Indenture” means the trust indenture dated July 8, 2010 among Yellow Media Inc., BNY Trust Company of Canada, the Fund, the Trust and YPG LP governing the 6.25% convertible unsecured subordinated debentures of Yellow Media Inc., having a maturity date of October 1, 2017;

(v)	“Court” means the Superior Court of Quebec;

(w)	“Depositary” means CIBC Mellon Trust Company, or such other Person as may be designated by the Fund or YPG GP and their respective officers;

(x)	“Director” means the director appointed under Section 260 of the CBCA;

(y)
“Dissenting Unitholders” means registered Unitholders who validly exercise the rights of dissent with respect to the Arrangement provided to them under the Plan of Arrangement and the Interim Order and whose dissent rights remain valid immediately before the Effective Time;

(z)	“Effective Date” means the date the Arrangement is effective under the CBCA, as shown on the Certificate;

(aa)	“Effective Time” means 12:01 a.m. (Montreal Time) on the Effective Date;

(bb)
“Final Order” means the final order of the Court approving this Arrangement as such order may be amended or varied at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

2

(cc)	“Fund” means Yellow Pages Income Fund, an unincorporated, open-ended trust established under the laws of the Province of Ontario by the Fund Declaration of Trust;

(dd)	“Fund Declaration of Trust” means the third amended and restated declaration of trust of the Fund dated May 10,2005, as may be amended from time to time;

(ee)
“Interim Order” means the interim order of the Court concerning the Arrangement containing declarations and directions with respect to the Arrangement and the holding of the Meeting, as such order may be amended by the Court;

(ff)
“Limited Partnership Agreement” means the third amended and restated limited partnership agreement dated February 14,2006 between YPG GP and the Trust pursuant to which YPG LP is governed, as may be amended from time to time;

(gg)	“LP Units” means the limited partnership units of YPG LP;

(hh)	“Meeting” means the annual and special meeting of Unitholders held on May 6,2010, and any adjournments) thereof, to, among other things, consider the Arrangement and related matters;

(ii)
“MTN Indenture” means the trust indenture dated April 21, 2004 among Yellow Media Inc., the Fund, YPG LP, Yellow Pages Group Co. and CIBC Mellon, governing and providing for the issuance of medium term notes of Yellow Media Inc.;

(jj)	“Newco” means 7341261 Canada Inc., a corporation incorporated under the CBCA as a wholly-owned Subsidiary of the Fund for the purposes of the Arrangement;

(kk)	“Newco Shareholders” means the holders of Newco Shares;

(11)
“Newco Shares” means the common shares in the share capital of Newco to be issued to the Unitholders in consideration for the transfer of their Units held as of the Effective Date to Newco on a one-for-one basis pursuant to the Arrangement;

(mm)
“Person” includes an individual, limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, association, body corporate, trustee, executor, administrator, legal representative, government (including any governmental entity) or any other entity, whether or not having legal status;

(nn)
“Plan of Arrangement” means this plan of arrangement involving the Fund, the Trust, YPG GP, YPG LP, Yellow Media Inc., Canpages Holdings, Newco, Trusteeco and the Unitholders and any amendment or variation made in accordance with Article 6;

(oo)	“Proxy Circular” means the management proxy circular of the Fund dated March 24,2010, together with all appendices thereto, distributed to Unitholders in connection with the Meeting;

(pp)	“Series 1 Preferred Shares” means the 4.25% Cumulative Redeemable First Preferred Shares, Series 1 of Yellow Media Inc.;

(qq)	“Series 2 Preferred Shares” means the 5.00% Cumulative Redeemable First Preferred Shares, Series 2 of Yellow Media Inc.;

3

(rr)	“Series 3 Preferred Shares” means the Cumulative Rate Reset First Preferred Shares, Series 3 of Yellow Media Inc.;

(ss)	“Series 5 Preferred Shares” means the Cumulative Rate Reset First Preferred Shares, Series 5 of Yellow Media Inc.;

(tt)	“Series 7 Preferred Shares” means the Cumulative Exchangeable First Preferred Shares, Series 7 of Yellow Media Inc.;

(uu)	“Subsidiary” means a subsidiary as defined in Section 9 of the Securities Act (Quebec);

(vv)	“Trader” means Trader Corporation, a corporation organized and existing under the CBCA;

(ww)	“Trust” means YPG Trust, an unincorporated, open-ended trust established under the laws of the Province of Ontario by the Trust Declaration of Trust;

(xx)	“Trust Declaration of Trust” means the second amended and restated declaration of trust of the Trust dated May 10,2005, as may be amended from time to time;

(yy)	“Trustee” or “Trustees” means the trustees of the Fund or any one of such trustee;

(zz)	“Trusteeco” means 7341296 Canada Inc., a corporation incorporated under the CBCA as a wholly-owned Subsidiary of Newco for the purposes of the Arrangement;

(aaa)	“TSX” means the Toronto Stock Exchange;

(bbb)	“Unitholders” means holders from time to time of Units;

(ccc)	“Units” means the units of the Fund;

(ddd)	“Yellow Media Inc.” means Yellow Media Inc., a corporation amalgamated and existing under the CBCA prior to the Amalgamation pursuant to the Arrangement;

(eee)	“Yellow Pages Group Co.” means a corporation organized and existing under the laws of the Province of Nova Scotia;

(fff)
“YPG GP” means YPG General Partner Inc., a corporation incorporated under the CBCA to act as general partner of YPG LP with exclusive authority to manage the business and affairs of YPG LP, and an indirect wholly-owned Subsidiary of the Fund; and

(ggg)	“YPG LP” means a limited partnership established under the laws of the Province of Manitoba pursuant to the Limited Partnership Agreement, acting through its general partner, YPG GP.

1.2
The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3	Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.

4

1.4	Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders, where applicable;

1.5
In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6	References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1	This Plan of Arrangement is made pursuant to, is subject to the provisions of, and forms part of, the Arrangement Agreement.

2.2
This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate, shall become effective on, and be binding on and after, the Effective Time on: (i) the Unitholders; (ii) the Fund; (iii) the Trust; (iv) YPG GP; (v) YPG LP; (vi) Yellow Media Inc.; (vii) Canpages Holdings; (viii) Newco; (ix) Trusteeco; and (x) Amalco.

2.3.
The Articles of Arrangement and the Certificate shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence and at the times set out therein.

2.4
Other than as expressly provided for herein, including, without limitation, the liquidation and dissolution of YPG LP as set forth in Section 3.1 which shall occur on the Business Day immediately prior to the Effective Date, no portion of this Plan of Arrangement shall take effect with respect to any party or Person until the Effective Time. Furthermore, each of the events listed in Section 3.2 shall be, without affecting the timing set out in Section 3.2, mutually conditional, such that no event described in said Section 3.2 may occur without all steps described in said Section 3.2 occurring, and those events shall effect the integrated transaction which constitutes the Arrangement.

ARTICLE 3
ARRANGEMENT

3.1
Effective the Business Day immediately prior to the Effective Date, YPG LP shall be liquidated and dissolved in accordance with the Limited Partnership Agreement (as a result of which YPG LP shall cease to exist), and all of the assets and liabilities of YPG LP shall be distributed to and assumed by the Trust and YPG GP so that each of the Trust and YPG GP shall have an undivided interest in the assets and liabilities equal to their respective interests in YPG LP.

3.2
Commencing at the Effective Time, each of the events set out below shall occur and shall be deemed to occur in the following order, each occurring one minute apart, without any further act or formality except as otherwise provided herein:

5

Termination of Guarantee Agreements

(a)
each of the guarantee agreements entered into by the Fund pursuant to which the Fund guarantees payments in respect of the Series 1 Preferred Shares, Series 2 Preferred Shares, Series 3 Preferred Shares and Series 5 Preferred Shares shall be terminated and, as a result thereof, the guarantees provided thereunder shall be terminated;

Amendment to Fund Declaration of Trust

(b)
the Fund Declaration of Trust shall be amended in accordance with its terms to the extent necessary to: (i) enable the Units held by each Unitholder to be transferred to Newco; (ii) reduce the requirement of a minimum number of trustees from three to one and to change the qualification requirements for the trustees; and (iii) facilitate the Arrangement and the implementation of the steps and transactions as provided in this Plan of Arrangement- Amendment to Trust Declaration of Trust

Amendment to Trust Declaration of Trust

(c)
the Trust Declaration of Trust shall be amended in accordance with its terms to the extent necessary to facilitate the Arrangement and the implementation of the steps and transactions as provided in this Plan of Arrangement;

Dissenting Unitholders

(d)
the Units held by the Dissenting Unitholders shall be deemed to have been transferred to the Fund (free of any claims) and cancelled. Such Dissenting Unitholders shall cease to have any rights as Unitholders other than the right to be paid the fair value of their Units in accordance with this Plan of Arrangement and the Interim Order;

Exchange of Units for Newco Shares

(e)	the Units held by the Unitholders (other than the Dissenting Unitholders) shall be transferred to Newco in consideration for Newco Shares on the basis of one Newco Share for each Unit so transferred;

Cancellation of Common Shares of Newco

(f)
the 100 common shares of Newco issued to the Fund in connection with the incorporation and organization of Newco shall be purchased for cancellation by Newco for a consideration of one dollar ($1.00) per common share, and shall be cancelled;

Replacement of Trustees

(g)	the Trustees shall be replaced with Trusteeco as the sole trustee of the Fund;

Winding-Up of the Trust

(h)
the Trust shall be liquidated and dissolved in accordance with the Trust Declaration of Trust (as a result of which the Trust shall cease to exist), and all of the assets and liabilities of the Trust shall be distributed to and assumed by the Fund;

6

Winding-Up of the Fund

(i)
the Fund shall be liquidated and dissolved in accordance with the Fund Declaration of Trust (as a result of which the Fund shall cease to exist), and all of the assets and liabilities of the Fund shall be distributed to and assumed by Newco, including, without limitation, all liabilities in respect of any declared but unpaid distributions payable by the Fund;

Amalgamation

(j)	Yellow Media Inc., YPG GP, Canpages Holdings, Newco and Trusteeco shall amalgamate to form Amalco; the Amalgamation will be carried out in such a manner that:

(i)	holders of Newco Shares shall receive Amalco Common Shares on the basis of one Amalco Common Share for each Newco Share;

(ii)
holders of Series 1 Preferred Shares shall receive Amalco Series 1 Preferred Shares having the same rights, privileges, restrictions and conditions as the Series 1 Preferred Shares on the basis of one Amalco Series 1 Preferred Share for each Series 1 Preferred Share;

(iii)
holders of Series 2 Preferred Shares shall receive Amalco Series 2 Preferred Shares having the same rights, privileges, restrictions and conditions as the Series 2 Preferred Shares on the basis of one Amalco Series 2 Preferred Share for each Series 2 Preferred Share;

(iv)
holders of Series 3 Preferred Shares shall receive Amalco Series 3 Preferred Shares having the same rights, privileges, restrictions and conditions as the Series 3 Preferred Shares on the basis of one Amalco Series 3 Preferred Share for each Series 3 Preferred Share;

(v)
holders of Series 5 Preferred Shares shall receive Amalco Series 5 Preferred Shares having the same rights, privileges, restrictions and conditions as the Series 5 Preferred Shares on the basis of one Amalco Series 5 Preferred Share for each Series 5 Preferred Share;

(vi)
holders of Series 7 Preferred Shares shall receive Amalco Series 7 Preferred Shares having the same rights, privileges, restrictions and conditions as the Series 7 Preferred Shares on the basis of one Amalco Series 7 Preferred Share for each Series 7 Preferred Share;

(vii)	the Class A common shares in the capital of Yellow Media Inc. held by Newco and YPG GP, shall be cancelled;

(viii)	the Class B common shares in the capital of Yellow Media Inc. held by Newco and YPG GP, shall be cancelled;

(ix)	the common shares in the capital of YPG GP held by Newco shall be cancelled;

(x)	the common shares in the capital of Trusteeco held by Newco shall be cancelled;

7

(xi)	the common shares in the capital of Canpages Holdings held by Yellow Media Inc. shall be cancelled;

(xii)	all of the property, rights and privileges of each of Yellow Media Inc., YPG GP, Canpages Holdings, Newco and Trusteeco shall become the property, rights and privileges of Amalco;

(xiii)
Amalco shall continue to be liable for the obligations of each of Yellow Media Inc., YPG GP, Canpages Holdings, Newco and Trusteeco, including, without limitation, all liabilities assumed by Newco upon the winding-up of the Fund;

(xiv)	any existing cause of action, claim or liability to prosecution of any of Yellow Media Inc., YPG GP, Canpages Holdings, Newco and Trusteeco shall be unaffected;

(xv)
any civil, criminal or administrative action or proceeding pending against any of Yellow Media Inc., YPG GP, Canpages Holdings, Newco and Trusteeco may be continued to be prosecuted by or against Amalco;

(xvi)	a conviction against, or ruling, order, judgment in favour of or against, any of Yellow Media Inc., YPG GP, Canpages Holdings, Newco and Trusteeco may be enforced by or against Amalco;

(xvii)	the Articles of Arrangement shall be deemed to be the articles of incorporation of Amalco and the Certificate shall be deemed to be the certificate of incorporation of Amalco;

(xviii)	the by-laws of Amalco shall be the by-laws of Newco in effect immediately prior to the Effective Date;

(xix)	the board of directors of Amalco shall be comprised of the current members of the board of directors of YPG GP;

(xx)	the senior management of Amalco shall be comprised of the current members of senior management of YPG GP;

(xxi)	the registered office of Amalco shall be the registered office of YPG GP;

(xxii)	the first auditors of Amalco shall be Deloitte & Touche LLP, who shall continue to hold office until the first annual meeting of Amalco or until their successors are elected or appointed; and

(xxiii)	upon the completion of the Amalgamation, the name of the amalgamated corporation shall be “Yellow Media Inc.” in the English language form and “Yellow Media inc.” in the French language form;

Convertible Debenture Indenture

(k)	Amalco shall be the successor debtor under the Convertible Debenture Indenture as confirmed pursuant to a supplemental indenture to be entered into among Amalco and BNY Trust Company of Canada;

8

MTN Indenture

(l)	Amalco shall be the successor debtor under the MTN Indenture as confirmed pursuant to a supplemental indenture to be entered into among Amalco, Yellow Pages Group Co. and CIBC Mellon; and

Reduction of Stated Capital of Amalco Common Shares

(m)
Amalco shall be authorized to reduce the stated capital maintained in respect of the Amalco Common Shares by an amount determined by Amalco’s board of directors which shall not exceed $3,000,000,000, without any payment.

3.3	Upon the exchange at the Effective Time of Units for Newco Shares pursuant to Section 3.2(e) and the Amalgamation pursuant to Section 3.2(j):

(i)
each former registered holder of Units (other than Dissenting Unitholders whose Units shall be deemed to have been transferred to the Fund and cancelled pursuant to Section 3.2(d)) shall cease to be the holder of the Units so exchanged;

(ii)	each such registered holder of Units shall become the holder of Newco Shares having been exchanged for the Units held by such holder on the basis of one Newco Share for each Unit so transferred;

(iii)	each registered holder of Newco Shares shall become the holder of Amalco Common Shares on the basis of one Amalco Common Share for each Newco Share; and

(iv)	Amalco shall become the holder of all of the common shares of Yellow Pages Group Co., Trader and Canpages.

ARTICLE 4
DISSENTING UNITHOLDERS

4.1
Each registered Unitholder shall have the right to dissent with respect to the Arrangement, in the same manner as provided for in Section 190 of the CBCA as though its Units were shares of a corporation governed by the CBCA, but as modified by the terms of this Plan of Arrangement and the Interim Order. A Dissenting Unitholder shall, at the Effective Time, cease to have any rights as a Unitholder and shall only be entitled to be paid the fair value of the Units by the Fund or Amalco, as the case may be. A Dissenting Unitholder who is paid the fair value for its Units shall be deemed to have transferred its Units to the Fund at the Effective Time and such Units so transferred shall be cancelled in accordance with this Plan of Arrangement. A Dissenting Unitholder who for any reason is not entitled to be paid the fair value for its Units shall be treated as if the holder had participated in the Arrangement on the same basis as a non-dissenting holder of Units. The fair value of the Units shall be determined as of the close of business on the last Business Day before the day on which the Arrangement is approved by the Unitholders at the Meeting; but in no event shall Amalco or any other Person be required to recognize a Dissenting Unitholder as a shareholder of Amalco after the Effective Time. For greater certainty, in addition to any other restrictions in Section 190 of the CBCA no person who has voted in favour of the Arrangement shall be entitled to dissent with respect to the Arrangement. Only registered Unitholders may dissent. Persons who are beneficial Unitholders registered in the name of a broker, custodian, nominee or intermediary who wish to dissent should be aware that they may only do so through the registered owner of such Units. All Units are registered in the name of CDS & Co. and are held through the beneficial holders’ brokers, custodians, nominees or intermediaries. Accordingly, a beneficial Unitholder who wishes to exercise his or her right of dissent must make arrangements for the Units beneficially owned by that Unitholder to be registered in the name of the Unitholder prior to the time the written objection to the special resolution in respect of the Arrangement to be voted upon by Unitholders at the Meeting is required to be received by the Fund or, alternatively, make arrangements for the registered holder of such Units to dissent on behalf of the Unitholder. In such case, the written objection should set forth the number of Units covered by such written objection.

9

ARTICLE 5
OUTSTANDING CERTIFICATES

5.1
From and after the Effective Time, any certificates formerly representing Units that were exchanged under Section 3.2 shall represent only the right to receive the consideration to which the holders are entitled under the Arrangement, or as to those held by Dissenting Unitholders, other than those Dissenting Unitholders deemed to have participated in the Arrangement pursuant to Section 4.1, to receive the fair value of the Units represented by such certificates.

5.2
Any certificate formerly representing Units that is not deposited with the Depositary with all other documents as required by this Plan of Arrangement on or before the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature including the right of the holder of such Units to receive Amalco Common Shares (and any dividend and distributions thereon). In such case, such Amalco Common Shares shall be returned to Amalco for cancellation.

5.3
Registration of interests in and transfers of the Amalco Common Shares will exclusively be made through a book-entry only system (the “Book Entry System”) administered by CDS. On or about the Effective Date, Amalco will deliver to CDS one or more certificates evidencing the aggregate number of Amalco Common Shares issued in connection with the Arrangement.

5.4
Amalco Common Shares may be purchased or transferred through a participant in the CDS depository service (a “CDS Participant”). All rights of holders of Amalco Common Shares may be exercised through, and all payments or other property to which such holder is entitled, will be made or delivered by, CDS through which the holder holds such Amalco Common Shares. Upon purchase of such Amalco Common Shares, the holders will receive only a customer confirmation from the registered dealer which is a CDS Participant and from or through which the Amalco Common Shares are purchased.

5.5
Amalco has the option in its sole discretion to terminate registration of the Amalco Common Shares through the Book Entry System, in which case certificates for the Amalco Common Shares in fully registered form would be issued to beneficial owners of such Amalco Common Shares or their nominees.

ARTICLE 6
AMENDMENTS

6.1
The Fund, the Trust, YPG GP, YPG LP, Yellow Media Inc., Canpages Holdings, Newco and Trusteeco may amend this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) set out in writing; (ii) approved by each of the Fund, the Trust, YPG GP, YPG LP, Yellow Media Inc., Canpages Holdings, Newco and Trusteeco; and (iii) filed with the Court.

10

6.2
Any amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Time by the Fund, the Trust, YPG GP, YPG LP, Yellow Media Inc., Canpages Holdings, Newco and Trusteeco (or, if following the Effective Time, Amalco) without the approval of the Court or the Unitholders, provided that it concerns a matter which, in the reasonable opinion of the Fund, the Trust, YPG GP, YPG LP, Yellow Media Inc., Canpages Holdings, Newco and Trusteeco (or, if following the Effective Time, Amalco), is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement or is not adverse to the financial or economic interests of any former holder of Units.

6.3
Subject to Section 6.2, any amendment to this Plan of Arrangement may be proposed by the Fund, the Trust, YPG GP, YPG LP, Yellow Media Inc., Canpages Holdings, Newco and Trusteeco at any time prior to or at the Meeting (provided that each of the Fund, the Trust, YPG GP, YPG LP, Yellow Media Inc., Canpages Holdings, Newco and Trusteeco shall have consented thereto) with or without any other prior notice or communication to Unitholders, and if so proposed and accepted by the persons voting at the Meeting, shall become part of this Plan of Arrangement for all purposes.

6.4
Subject to Section 6.2, the Fund, the Trust, YPG GP, YPG LP, Yellow Media Inc., Canpages Holdings, Newco and Trusteeco may amend, modify or supplement this Plan of Arrangement at any time and from time to time after the Meeting and prior to the Effective Time with the approval of the Court and, if and as required by the Court, after communication to Unitholders.

ARTICLE 7
GENERAL

7.1           Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

7.2           Severability of Plan of Arrangement Provisions

If, prior to the Effective Date, any term or provision of this Plan of Arrangement is held by the Court to be invalid, void or unenforceable, the Court, at the request of any parties, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan of Arrangement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

7.3           Governing Laws

This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Any questions as to the interpretation or application of this Plan of Arrangement and all proceedings taken in connection with this Plan of Arrangement and its provisions shall be subject to the exclusive jurisdiction of the Court.

11